UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Dorman Products, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Shareholders May 20, 2019

Dear Shareholder:

All shareholders of Dorman Products, Inc., a Pennsylvania corporation, referred to as “we,” “our,” “us,” and the “Company” herein, are cordially invited to attend the Annual Meeting of Shareholders to be held at the Philadelphia Airport Marriot located at One Arrivals Road, Terminal B, Philadelphia, PA 19153 on Monday, May 20, 2019 at 8:30 a.m., Eastern Daylight Time, for the following purposes:

●	To elect seven directors, as described in the accompanying proxy statement.
●	To approve, on an advisory basis, the compensation of our named executive officers.
●	To ratify KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year.
●	To transact any other business as may properly come before the annual meeting or any postponements or adjournments thereof.

Only shareholders of record as of the close of business on March 15, 2019, referred to as the “record date,” are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.

The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders on or about April 5, 2019. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the proxy statement, the accompanying proxy card and the 2018 Annual Report to Shareholders on or about April 5, 2019. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials.

Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.

By Order of the Board of Directors /s/ Thomas J. Knoblauch THOMAS J. KNOBLAUCH
Colmar, Pennsylvania	Senior Vice President, General Counsel and
April 5, 2019	Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 20, 2019

The proxy statement and the 2018 Annual Report to Shareholders are available at www.proxyvote.com.

Dorman Products, Inc.

3400 East Walnut Street

Colmar, Pennsylvania 18915

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “Dorman,” “we,” “us,” and “our” refer to Dorman Products, Inc., a Pennsylvania company.

Annual Meeting of Shareholders

Date:	May 20, 2019
Time:	8:30 a.m., Eastern Daylight Time
Place:	Philadelphia Airport Marriot located at One Arrivals Road, Terminal B, Philadelphia, PA 19153
Record Date:	March 15, 2019
Voting:	Shareholders have one vote per share on all matters presented at the annual meeting

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of seven directors	FOR each Director Nominee	14
Approval on an advisory basis of the compensation of our named executive officers	FOR	60
Ratification of the appointment of KPMG LLP as Dorman’s independent registered public accounting firm for 2019	FOR	61

In addition to these matters, shareholders may be asked to vote on such other business as may properly come before the annual meeting.

Director Nominees

Shareholders are being asked to elect each of the director candidates nominated by the Board of Directors of Dorman (the “Board of Directors” or “Board”).

Name	Age	Director Since	Occupation	Qualifications	Independent	Position/Committee Memberships
Steven L. Berman	59	1978	Executive Chairman, Secretary and Treasurer	Leadership, Industry, Operational, Marketing	No	—
Kevin M. Olsen	47	2019	President and Chief Executive Officer	Leadership, Financial, Operational, Marketing	No	—

Name	Age	Director Since	Occupation	Qualifications	Independent	Position/Committee Memberships
John J. Gavin	62	2016	Former Senior Advisor of LLR Partners, LLC Former Chairman of Strategic Distribution, Inc.	Leadership, Financial, Operational, Human Resources, M&A, Corporate Governance	Yes	Audit Committee Corporate Governance and Nominating Committee Compensation Committee (Chair)
Paul R. Lederer	79	1998	Former Executive Vice President of Federal Mogul Corporation	Leadership, Financial, Industry, Marketing	Yes	Lead Director Audit Committee Corporate Governance and Nominating Committee Compensation Committee
Richard T. Riley	62	2010	Former Executive Chairman of LoJack Corporation	Leadership, Financial, Industry, Operational, M&A, Corporate Governance	Yes	Audit Committee (Chair) Corporate Governance and Nominating Committee Compensation Committee
Kelly A. Romano	57	2017	Former President, Intelligent Building Technologies, United Technologies Corporation	Leadership, Financial, Operational, M&A, Corporate Governance	Yes	Audit Committee Corporate Governance and Nominating Committee Compensation Committee
G. Michael Stakias	69	2015	President and Chief Executive Officer of Liberty Partners	Leadership, Financial, Legal, M&A, Corporate Governance	Yes	Audit Committee Corporate Governance and Nominating Committee (Chair) Compensation Committee

Information about this Proxy Statement

This proxy statement and the accompanying proxy are for the solicitation of proxies by the Board of Directors of Dorman Products, Inc. for use at our Annual Meeting of Shareholders to be held on Monday, May 20, 2019 at 8:30 a.m., Eastern Daylight Time, and any postponements or adjournments of the annual meeting. The annual meeting will be held at the Philadelphia Airport Marriot located at One Arrivals Road, Terminal B, Philadelphia, PA 19153. This proxy statement and the 2018 Annual Report to Shareholders are posted on the Internet at www.proxyvote.com and the Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our shareholders on or about April 5, 2019. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the proxy statement, the accompanying proxy card and the 2018 Annual Report to Shareholders on or about April 5, 2019.

Voting Procedures

Record Date

The Board has fixed the close of business on March 15, 2019 as the “record date” for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. As of the close of business on the record date, there were 33,002,715 shares of our common stock, par value $0.01 per share, outstanding.

Vote Per Share

Shareholders have one vote per share on all matters to be presented at the annual meeting.

Voting Matters

At the annual meeting, shareholders will consider and vote upon:

(i)	the election of seven directors, as described in this proxy statement;

(ii)	the approval, on an advisory basis, of the compensation of our named executive officers;

(iii)	the ratification of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year; and

(iv)	such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

The Board is not aware of any other matters that will come before the annual meeting or any postponements or adjournments thereof.

How to Vote

Voting by Shareholders of Record. If you are a shareholder of record, you may vote in person at the annual meeting. If you do not wish to vote in person or if you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Voting by Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” If you hold your shares in “street name,” please check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares. As a beneficial owner, you have the right to direct the broker, bank or other nominee holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. The availability of Internet or telephone voting will depend on the voting process of your broker, bank or other nominee. Shares held in “street name” may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.

Voting by participants in the Dorman Products, Inc. 401(k) Retirement Plan and Trust. If you are a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust, referred to as the “401(k) Retirement Plan,” and shares of common stock of the Company are credited to your plan account, you have the right to direct Vanguard Fiduciary Trust Company, trustee of the 401(k) Retirement Plan, on how to vote such shares. To provide instructions to the trustee on how to vote your plan shares, simply vote your plan shares by following the instructions provided in your proxy card or Notice, which permits voting electronically via the Internet, by telephone or in writing. The trustee of the 401(k) Retirement Plan will have the votes of each participant tabulated by Broadridge and will vote the 401(k) Retirement Plan’s shares on a basis proportionally consistent with the tabulated votes of such participants by submitting a final proxy card representing the plan shares for inclusion in the tally at the annual meeting. If you do not vote the plan shares credited to your account, the trustee will not have direction as to how to vote such shares and you will be treated as directing the trustee to vote your plan shares in the same proportion as the shares for which the trustee has received timely instruction from others who do vote. To allow sufficient time for the trustee to vote your plan shares, your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 15, 2019.

Voting by Proxy

A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the proxy card or by voting by Internet or telephone, you are giving the persons who our Board designated as proxies the authority to vote your shares in the manner that you indicate on your proxy card or by voting by Internet or telephone.

If you vote electronically via the Internet or by telephone, you will need your control number (your control number can be found on your proxy card and the Notice). If you vote electronically via the Internet or by telephone, you do not need to return your proxy card.

Please note that although there is no charge to you for voting electronically via the Internet or by telephone, there may be costs associated with electronic or telephonic access such as usage charges of Internet service providers and telephone companies. We do not cover these costs; they are solely your responsibility.

Whether or not you plan to attend the annual meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.

How to Revoke Your Proxy

Proxies may be revoked prior to being voted at the annual meeting. You may revoke a proxy before its exercise by filing written notice of revocation with Broadridge before the annual meeting (notice of revocation must be received by the day before the annual meeting). After voting, you may change your vote one or more times by completing and returning a later dated proxy to Broadridge, by voting again by Internet or telephone as described in this proxy statement, or by voting in person at the annual meeting. Attendance at the annual meeting will not in itself constitute a revocation of your proxy. You may request a new proxy card from Broadridge. The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote is 11:59 p.m., Eastern Daylight Time, on May 19, 2019 (mailed proxy cards must be received by the day before the annual meeting). All requests and correspondence with Broadridge should be mailed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote. If you are a participant in the 401(k) Retirement Plan and shares of common stock of the Company are credited to your plan account, you may revoke a proxy before its exercise by filing written notice of revocation with Broadridge and you may change your vote one or more times by completing and returning a later dated proxy to Broadridge or by voting again by Internet or telephone. The deadline for participants in the 401(k) Retirement Plan to revoke or change their vote is 11:59 p.m., Eastern Daylight Time, on May 15, 2019 (notices of revocation and mailed proxy cards must be received by May 15, 2019).

Quorum

A quorum of shareholders is necessary to hold a valid annual meeting. Presence at the annual meeting in person or by proxy of the holders of a majority of our issued and outstanding common stock as of the close of business on the record date is necessary to constitute a quorum. All shares present in person or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.

If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting of Shareholders.

Vote Required and Method of Counting Votes

The table below summarizes the votes required for approval of each matter to be brought before the annual meeting, as well as the treatment of abstentions and broker non-votes.

Proposal	Vote Required for Approval	Abstentions	Broker Non-Votes
Election of Directors	A nominee for director will be elected to serve on the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.	No effect	No effect
Advisory Vote on Executive Compensation	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	No effect
Ratification of Appointment of Auditor	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	Not applicable

If you are a registered shareholder and sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees and FOR the other proposals listed above.

If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. The election of directors and the advisory vote on the compensation of our named executive officers are considered non-routine under applicable regulatory rules. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year is considered routine under applicable regulatory rules.

Discretionary Voting Power

The proxy also confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters to be presented at the annual meeting of which we did not have notice on or prior to February 9, 2019; (ii) approval of the minutes of the prior meeting of shareholders if such approval does not amount to ratification of the action taken at such meeting; (iii) the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act;” and (v) matters incident to the conduct of the annual meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

Corporate Governance

The Board of Directors and Director Independence. The Board currently consists of eight members and has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate Governance and Nominating Committee. The Lead Director serves on all three committees.

The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of Nasdaq: John J. Gavin, Paul R. Lederer, Richard T. Riley, Kelly A. Romano and G. Michael Stakias.

Under applicable SEC and Nasdaq rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its independence review, the Board determined that no transactions or relationships between the Company and the independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render the directors named above not independent.

Board Leadership Structure. The Board appoints a Chairman, who may be an officer of the Company if the Board determines that is in the best interests of the Company and its shareholders. The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board annually reviews its leadership structure to assess what best serves the interests of the Company and its shareholders at a given time.

Currently, the positions of Chief Executive Officer and Chairman are held by different persons. As our President and Chief Executive Officer, Kevin M. Olsen is responsible for our day-to-day operations and for executing our long-term strategies. As Executive Chairman of the Board, Mr. Berman devotes most of his time to strategic planning and identifying business growth opportunities.

The Board believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. The Board believes that the current leadership structure is appropriate for us at this time as it enables us and the Board to continue to benefit from Mr. Berman’s vast experience, skills, expertise, and knowledge of the Company’s business and industry. The Company and the Board recognize the importance of the additional, effective oversight that is provided by its independent Board members. Accordingly, because Mr. Berman is not “independent” within the meaning of the Nasdaq listing standards, the Board believes it is important to have a Lead Director who is independent. See description of the Lead Director position below. The Board has selected Paul R. Lederer, a director who is independent, to serve as our Lead Director. The Board annually reviews and appoints the Lead Director.

We have a relatively small board of directors and a majority of the members are independent under the listing standards of Nasdaq. Each independent director has direct access to our Executive Chairman, our Chief Executive Officer and our Lead Director, as well as other members of the senior management team. The independent directors meet in executive session without management present at least quarterly.

Lead Director. The Lead Director is charged with (i) presiding at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors; (ii) serving as a liaison between management and the independent directors; (iii) assisting the Executive Chairman in setting the Board’s schedules, agendas, and information flow; (iv) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers; (v) communicating Board member feedback to the Chief Executive Officer and Executive Chairman; (vi) recommending to the Board the retention of advisors and consultants who report directly to the Board; and (vii) performing such other duties as may be delegated by the Board from time to time.

Risk Management. The Board takes an active role, as a whole and at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, financial condition, and liquidity, as well as the risks associated with each. The Company’s Audit Committee supervises the management of financial risks and potential conflicts of interests. The Company’s Compensation Committee is responsible for overseeing the management of risks associated with the Company’s executive compensation plans and arrangements. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board and the duties and responsibilities of its members. While each committee is responsible for evaluating certain risks, and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. Additionally, we have a Risk and Compliance Committee made up of members of senior management that evaluates the risks posed to the Company and the Company’s responses to those risks. The Risk and Compliance Committee performs detailed reviews of the Company’s risks and monitors the Company’s compliance with applicable laws, regulations and frameworks, and reports its actions to the Board.

Majority Voting. We have a majority vote standard in uncontested director elections. Under our Amended and Restated Articles of Incorporation, in an uncontested election, each director shall be elected by an affirmative majority of the votes cast to hold office until the next annual meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Shareholders may vote “for” or “against” each nominee, or they may “abstain” from voting on a nominee; however, abstentions will have no effect in determining whether the required majority vote has been obtained. In addition, each incumbent nominee is required to provide an advance, contingent and irrevocable resignation that will be effective upon (i) the failure to receive the required vote, and (ii) Board acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. In contested elections (those where the number of nominees exceeds the number of directors to be elected), a plurality vote standard applies.

Director Resignation in the Event of a Significant Change in Occupation. Our corporate governance guidelines provide that an independent Board member must offer his or her resignation for consideration by the Corporate Governance and Nominating Committee in the event of a significant change in that Board member’s principal occupation. The Corporate Governance and Nominating Committee will consider such factors as it deems relevant in determining whether to recommend that the offer of resignation be accepted and will present its recommendation to the Board for action.

Meetings of the Board of Directors and Committees. During the fiscal year ended December 29, 2018, the Board held 7 meetings. In fiscal 2018, the Audit Committee held 4 meetings, the Compensation Committee held 6 meetings and the Corporate Governance and Nominating Committee held 6 meetings. During fiscal 2018, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of which the director was a member during the period that the director served.

Attendance at Annual Meeting of Shareholders. It is the policy of the Board that, absent sufficient cause, all of our directors attend our annual meeting. All of our then directors attended last year’s annual meeting.

Communication with the Board of Directors. Shareholders may communicate with the Board or any individual director by sending a letter addressed to the Board or the individual director c/o Thomas J. Knoblauch, Assistant Secretary, Dorman Products, Inc. at 3400 East Walnut Street, Colmar, Pennsylvania 18915. In the letter, the shareholder must identify him or herself as a shareholder of the Company. The Assistant Secretary may require reasonable evidence that the communication is being made by or on behalf of a shareholder before the communication is transmitted to the individual director or to the Board.

Committees of the Board of Directors

Audit Committee. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in the oversight of the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, the independent auditor’s qualifications and independence and the performance of the Company’s independent auditors. The Audit Committee also selects the firm to be engaged as the independent auditor, approves the fees to be paid to such firm and pre-approves all professional services provided to the Company by such firm. In addition, the Audit Committee reviews and discusses the Company’s annual and quarterly financial statements with management and the independent auditor; reviews with the independent auditor any audit problems or difficulties and management’s response; discusses Company policies with respect to risk assessment and risk management; approves all related party transactions and establishes procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.

As of the date of this proxy statement, Richard T. Riley (Chairman), John J. Gavin, Paul R. Lederer, Kelly A. Romano, and G. Michael Stakias serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq. The Board has determined that each of Messrs. Riley, Gavin and Stakias qualifies as an audit committee financial expert as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee is responsible for annually reviewing and approving the compensation of our Chief Executive Officer and all of our other executive officers. The Chief Executive Officer is not present during the discussion and approval of his compensation. The Compensation Committee also periodically reviews the compensation paid to our non-employee directors for annual retainers and makes recommendations to the Board for any adjustments. The Compensation Committee also administers the Company’s incentive compensation plans and equity-based plans. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.

As of the date of this proxy statement, John J. Gavin (Chairman), Paul R. Lederer, Richard T. Riley, Kelly A. Romano, and G. Michael Stakias serve on the Compensation Committee. Each member of the Compensation Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for developing and periodically reviewing and assessing the Company’s corporate governance guidelines. In addition, the Corporate Governance and Nominating Committee is charged with developing criteria for the selection of individuals to be considered as candidates for election to the Board.

The Corporate Governance and Nominating Committee is also responsible for recommending qualified candidates to the Board for election as directors of the Company, and has recommended to the Board the slate of directors that the Board proposes for election by shareholders at the annual meeting. The responsibilities of the Corporate Governance and Nominating Committee are further described in the Corporate Governance and Nominating Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.

As of the date of this proxy statement, G. Michael Stakias (Chairman), John J. Gavin, Paul R. Lederer, Richard T. Riley and Kelly A. Romano serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.

Director Nomination Process

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Corporate Governance and Nominating Committee identifies and screens candidates for the Board and has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.

Before recommending a director candidate, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Corporate Governance and Nominating Committee also reviews the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board as to election or re-election of the candidate.

Director Qualifications. In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. Characteristics expected of all directors include: integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors, including capability, experience, skills, expertise, dedication, conflicts of interest, independence from the Company’s management and the Company and such other relevant factors that may be appropriate in the context of the needs of the Board.

The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Accordingly, the Corporate Governance and Nominating Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

●	experience as a Chief Executive Officer, President or a principal officer of another company;

●	senior-level experience in the automotive aftermarket or automotive parts industry generally or with companies that have similar business models;

●	experience with overseas distribution operations; and

●	strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions.

Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we pay a fee), shareholders or other persons. The Corporate Governance and Nominating Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, regardless of the source of the candidate referral. Although the Company does not have a formal policy with regard to the consideration of diversity, the Board seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

Director Candidates Nominated by Shareholders. Under our Amended and Restated By-laws, a shareholder may nominate a person for election as a director at the next annual meeting of shareholders if the shareholder making the nomination:

●

is a shareholder of record on the date of providing the nomination notice, on the record date for the determination of the shareholders entitled to vote at the annual meeting of shareholders and at the time of the annual meeting of shareholders;

●	is entitled to vote at the annual meeting; and

●	complies with the nomination notice procedures contained in our Amended and Restated By-laws, which are outlined below.

For a shareholder nomination notice to be timely under our Amended and Restated By-laws, it must be delivered to, or mailed and received by, the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting. If an annual meeting was not held in the prior year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than the anniversary date of the prior year’s annual meeting, to be timely, the shareholder nomination notice must be delivered to or received by, the Secretary of our company at our principal executive offices, no earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the scheduled annual meeting or, if the first public disclosure of the date of the scheduled annual meeting is less than one hundred (100) calendar days prior to the date of the scheduled annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of the scheduled annual meeting is first made by us. In no event will any adjournment or postponement of an annual meeting or the public disclosure of any adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a shareholder nomination notice.

The following information must be included in the shareholder nomination notice:

●	as to each person whom the shareholder proposes to nominate for election or reelection as a director:

●	the name, age, business address and residence address of such person;

●	the principal occupation and employment of such person;

●

the number of shares of each class and series of our capital stock which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the annual meeting to disclose such ownership as of the record date);

●	such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

●

all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder;

●

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the shareholder and any “Shareholder Associated Person” (as defined below), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act, referred to as “Regulation S-K,” if the shareholder making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the person being nominated was a director or executive officer of such registrant; and

●

a statement as to whether such person, if elected, intends to comply with all applicable corporate governance and other policies and guidelines of the Company applicable to directors and in effect during such person’s term in office as a director, including, without limitation, the director resignation provisions set forth in the Company’s Corporate Governance Guidelines.

●	as to the shareholder giving the notice:

●	the name and record address of the shareholder, as they appear on the Company’s stock ledger, and the name and address of any Shareholder Associated Person;

●

the number of shares of each class and series of our capital stock which are, directly or indirectly, owned beneficially and/or of record by the shareholder or any Shareholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired;

●

any “Derivative Instrument” (as defined below) directly or indirectly owned beneficially by the shareholder or any Shareholder Associated Person and any other direct or indirect right held by the shareholder or any Shareholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of our shares;

●	any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any shares of any of our securities;

●	any “Short Interest” (as defined below) directly or indirectly held by the shareholder or any Shareholder Associated Person in any security issued by us;

●	any rights to dividends on our shares owned beneficially by the shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares;

●

any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

●

any performance-related fees (other than an asset-based fee) that the shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by the shareholder and any Shareholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

●

a description of all arrangements or understandings between the shareholder or any Shareholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made;

●

any material interest of the shareholder or any Shareholder Associated Person in the election of the proposed nominee, individually or in the aggregate, including any anticipated benefit to the shareholder or any Shareholder Associated Person therefrom;

●

a representation that the shareholder is a holder of record of our stock entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the shareholder nomination notice;

●

a representation from the shareholder as to whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the person proposed as a nominee and/or (ii) otherwise to solicit proxies from shareholders in support of the election of such person;

●

whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the shareholder or Shareholder Associated Person with respect to any shares of our capital stock, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and

●

any other information relating to the shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section and the rules and regulations promulgated thereunder).

A “Shareholder Associated Person” means with respect to any shareholder (i) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (ii) any beneficial owner of our securities owned of record or beneficially by the shareholder, and (iii) any person controlling, controlled by or under common control with the Shareholder Associated Person. A “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our securities or with a value derived in whole or in part from the value of any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise. A “Short Interest” means any contract, arrangement, understanding, relationship or otherwise pursuant to which the shareholder or any Shareholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by us.

In addition to the information required above, we may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Under our Amended and Restated By-laws, a shareholder is entitled to nominate a person for director at a special meeting of shareholders at which directors are to be elected if the shareholder meets the requirements set forth above and complies with the shareholder nomination notice procedures set forth above. With respect to a special meeting, the shareholder’s nomination notice must be delivered to the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the special meeting or, if the first public disclosure made by us of the date of the special meeting is less than one hundred (100) days prior to the date of the special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at the special meeting. In no event shall any adjournment or postponement of a special meeting or the public disclosure of an adjournment or postponement of a special meeting commence a new time period or extend any time period for the giving of a shareholder’s nomination notice.

Proposal I: Election of Directors

Our Amended and Restated By-laws currently provide that our business shall be managed by or under the direction of a board of directors of not less than two nor more than nine directors, which number shall be fixed from time to time by such board of directors. The Board currently consists of eight directors. Pursuant to our Amended and Restated By-laws, the Board has fixed the number of directors at seven, as of the adjournment of the annual meeting.

There are seven nominees for election to the Board at the annual meeting. Each of the seven nominees, if elected, will hold office for a term that expires at the next annual shareholders’ meeting. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the seven nominees named below to constitute the entire Board.

The Board has nominated the following individuals for election as director at the annual meeting: Steven L. Berman, Kevin M. Olsen, John J. Gavin, Paul R. Lederer, Richard T. Riley, Kelly A. Romano, and G. Michael Stakias. Mathias J. Barton’s term will expire at the conclusion of the annual meeting. Each nomination for director was based upon the recommendation of our Corporate Governance and Nominating Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The following table sets forth certain information, as of the record date, as to each nominee for the office of director:

Name	Age	Position	Director Since

Steven L. Berman	59	Executive Chairman, Secretary and Treasurer	1978
Kevin M. Olsen	47	Chief Executive Officer, President and Director	2019
John J. Gavin	62	Director	2016
Paul R. Lederer	79	Director	1998
Richard T. Riley	62	Director	2010
Kelly A. Romano	57	Director	2017
G. Michael Stakias	69	Director	2015

The following information about our directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Steven L. Berman became the Executive Chairman of the Company on September 24, 2015. Additionally, Mr. Berman has served as a director of the Company and as Secretary and Treasurer of the Company since its inception in 1978. From January 30, 2011 to September 24, 2015, Mr. Berman served as Chairman of the Board and Chief Executive Officer of the Company and from October 24, 2007 to January 30, 2011, Mr. Berman served as President of the Company. Prior to October 24, 2007, Mr. Berman served as Executive Vice President of the Company. Pursuant to the terms of our employment agreement with Mr. Berman and subject to certain exceptions described therein, if the Corporate Governance and Nominating Committee fails to nominate or re-nominate Mr. Berman as Chairman of the Board, or if the Board removes Mr. Berman as Chairman of the Board, Mr. Berman may terminate his employment within 120 days and receive certain benefits prescribed by the employment agreement. See “Executive Compensation: Compensation Tables – Potential Payments upon Termination or Change in Control – Employment Agreements with Messrs. Berman and Barton.”

Key Attributes, Experience and Skills: Mr. Berman has more than 40 years of experience in the automotive aftermarket industry and has been involved with the Company since its formation, including over 40 years in management of the Company. He has the requisite skills to serve in his executive capacities including particular skills and knowledge in marketing, finance, product development, vendor relations and strategic business management. Mr. Berman has the ability to connect industry trends, market events, strengths and weaknesses of competitors, the impact of new market entrants and the ability to define a strategic path. In addition, he has demonstrated the ability to convert a high-level strategy into an executable game plan. As a result of his positions with the Company, he also has intimate knowledge of the Company’s business, results of operations and financial condition which enables him to provide unique insights into the Company’s challenges, opportunities, risks and operations.

Kevin M. Olsen has served as a director since January 2019. Mr. Olsen joined the Company in July 2016 as Senior Vice President and Chief Financial Officer. He became Executive Vice President, Chief Financial Officer in June 2017, President and Chief Operating Officer on August 6, 2018 and President and Chief Executive Officer on January 1, 2019. Prior to joining the Company, Mr. Olsen was Chief Financial Officer of Colfax Fluid Handling, a division of Colfax Corporation, a diversified global manufacturing and engineering company that provides gas and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world, from January 2013 through June 2016. Prior to joining Colfax, he served in progressively responsible management roles at the Forged Products Aero Turbine Division of Precision Castparts Corp, Crane Energy Flow Solutions, a division of Crane Co., Netshape Technologies, Inc., and Danaher Corporation. Prior thereto, Mr. Olsen performed public accounting work at PricewaterhouseCoopers, LLP.

Key Attributes, Experience and Skills: Mr. Olsen has the ability to provide unique insights as the Company’s current Chief Executive Officer. In addition, he brings to the Board substantial experience in executive leadership and financial management with large organizations, which he gained principally from his prior service as Chief Financial Officer at Dorman and Colfax and his public accounting experience at PricewaterhouseCoopers, LLP.

John J. Gavin has served as a director since October 2016. Mr. Gavin was most recently a Senior Advisor with LLR Partners, LLC, a middle market, growth oriented private equity firm, from 2010 to 2017 and had been Chairman of Strategic Distribution, Inc. (“SDI”), a leading maintenance, repair, and operations (MRO) supply firm from 2014 to 2017. Prior to holding his Chairman position at SDI, Mr. Gavin served as Chief Executive Officer and President of SDI during 2013. From 2007 to 2009, Mr. Gavin was the Vice Chairman of Drake Beam Morin, Inc. (“DBM”), an international career management and transitions management firm, and served as Chief Executive Officer and President of DBM during 2006. From 1996 to 2004, Mr. Gavin was employed by Right Management Consultants, Inc. (“RMCI”), a publicly traded global provider of integrated consulting solutions across the employment lifecycle. He served as RMCI’s President and Chief Operating Officer from January 1999 to January 2004 and as RMCI’s Executive Vice President, Business Development from December 1996 to December 1998. From 1978 to 1996, Mr. Gavin was employed by Arthur Andersen & Co. in various positions, where his last position was Partner-in-Charge, Manufacturing, Distribution and Consumer Products Practice. Mr. Gavin currently serves on the board of GMS Inc. (NYSE: GMS), a distributor of gypsum wall board and related building products in North America. Mr. Gavin has also served as a director of the following publicly held companies during the past six years: Interline Brands, Inc. from 2005 to 2012, CSS Industries, Inc. from 2007 to 2013 and DFC Global Corp from 2007 to 2014. Mr. Gavin currently serves on the Advisory Board of the Center for Corporate Governance at Drexel University in Philadelphia and on the boards of various privately held companies.

Key Attributes, Experience and Skills: Mr. Gavin is qualified to serve as a director of the Company because of his expertise with financial, accounting, strategic planning, mergers and acquisitions, human resources and career management matters, his extensive management and operational experience, his current and prior service on the board of directors of other publicly and privately held companies and his financial and accounting experience, including his experience as a certified public accountant with a nationally recognized public accounting firm.

Paul R. Lederer has served as a director since 1998. Prior to his retirement in 1998, Mr. Lederer was the Executive Vice President of Federal-Mogul Corporation, a global manufacturer of a broad range of non-discretionary parts primarily for automobiles, light trucks, heavy trucks, and farm and construction vehicles, from February 1998 to October 1998. From November 1994 to February 1998, Mr. Lederer was President and Chief Operating Officer of Fel-Pro Incorporated, a private manufacturer of gaskets and related products for the internal combustion engine, which was acquired by Federal-Mogul in 1998. Before joining Fel-Pro, he was a consultant to several automotive parts companies. Mr. Lederer currently serves as a director of Maximus, Inc. (NYSE:MMS), a provider of program management and consultative services to state and local governments. He was a director of the following publicly held companies: O’Reilly Automotive, Inc. from April 1993 to July 1997 and from 2001 to May 2018, Proliance International, Inc. from 1995 to 2009 and United Components, Inc. from 2003 to 2010.

Key Attributes, Experience and Skills: Mr. Lederer’s 40 plus years of executive experience in the automotive aftermarket industry makes him uniquely qualified to assess the Company’s strategies, goals, and objectives on behalf of its shareholders. He has a high degree of business acumen which enables him to synthesize and connect broad market trends, industry trends, and evolving customer needs.

Richard T. Riley has served as a director since March 2010. Mr. Riley served as a director of the LoJack Corporation, a publicly traded corporation and provider of tracking and recovery systems, from February 2005 until May 2013. In May 2012, Mr. Riley retired from the position of Executive Chairman of LoJack, a role held from December 2011 to May 2012. He previously served LoJack as Chairman, President, and Chief Executive Officer from May 2010 to December 2011, Executive Chairman from December 2008 to May 2010, Chairman and Chief Executive Officer from November 2006 to December 2008 and President and Chief Operating Officer from February 2005 to November 2006. Prior to joining LoJack Corporation, Mr. Riley served as an officer and director of New England Business Service, Inc., referred to as “NEBS,” then a public company listed on the New York Stock Exchange and a provider of products and services to assist small businesses manage and improve the efficiency of business operations. He served as President and Chief Operating Officer of NEBS from 2002 to 2003 and as President, Chief Executive Officer and Chief Operating Officer from 2003 to 2004. Prior to that, Mr. Riley served as a Senior Vice President of NEBS from 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001 and as President of Rapidforms, Inc. (acquired by NEBS in 1997) from 1992 to 2000. Mr. Riley served as a director of NEBS from 2002 to 2004. Mr. Riley was formerly a member of the audit practice at Arthur Andersen & Co. Mr. Riley serves as a member of the Board of Directors of Tupperware Brands Corporation (NYSE: TUP), a publicly held global direct-to-consumer marketer of premium, innovative products across multiple brands and categories through an independent sales force, where he serves on the Audit, Finance and Corporate Responsibility Committee and was a director of the following publicly held company: Cimpress N.V. (f/k/a VistaPrint) from February 2005 to November 2018. Mr. Riley also serves as a member of the Board of Trustees at Thomas Jefferson University Hospital and as a member of the advisory board of Notre Dame University.

Key Attributes, Experience and Skills: Mr. Riley is an experienced leader in the automotive industry with a distinctive knowledge of the automotive products aftermarket. He draws his financial expertise from his experience at Arthur Andersen & Co, his service as an executive at each of LoJack and NEBS, and his service on the audit committees of other public companies. He is skilled in finance, operations, corporate governance, mergers and acquisitions and strategic planning. Mr. Riley’s financial background as a certified public accountant, including his experience at Arthur Andersen & Co., provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

Kelly A. Romano has served as a director since November 2017. Ms. Romano has been an executive advisory board member of Gryphon Investors, a private equity firm focused on middle-market investment opportunities, since December 2016, and a senior advisory partner for Sand Oak Capital Partners, LLC, a private equity firm focused on industrial and manufacturing investments, since May 2016. In addition, since May 2016, Ms. Romano has been providing independent consulting services related to strategy, operations, acquisitions, deal structure, integration and channel development for high technology companies, and in May 2018 founded BlueRipple Capital, LLC. From 1984 to April 2016, Ms. Romano served in various capacities at United Technologies Corporation (“UTC”) (NYSE:UTX), a diversified company that provides high technology products and services to the building and aerospace industries. From September 2014 to April 2016, Ms. Romano served as President, Intelligent Building Technologies for the UTC Building & Industrial Systems business. From March 2012 to September 2014, Ms. Romano was at the UTC Corporate Office as Corporate Vice President, Business Development. From May 2011 to February 2012, Ms. Romano held the position of President, Global Security Products at UTC Fire & Security. She first joined UTC Fire & Security in January 2010 and held the role of Senior Vice President, Global Sales & Marketing from January 2010 to April 2011. Before joining UTC’s Fire & Security, Ms. Romano was employed by UTC’s Carrier Corporation for 25 years in various positions, including President, Building Systems & Services from January 2006 to December 2009 and President, Distribution Americas from November 2004 to January 2006. Ms. Romano currently serves as a director of Potter Electric, a privately held company of Gryphon Investors, and as a director of UGI Corporation (NYSE: UGI), a holding company that, through subsidiaries and affiliates, distributes, stores, transports and markets energy products and related services.

Key Attributes, Experience and Skills: Ms. Romano has extensive executive leadership experience and business acumen. Ms. Romano’s broad experience in the private equity market and at UTC provides her with a wide-ranging perspective in the areas of sales, marketing, manufacturing, distribution, mergers and acquisitions, management, operations, business development and strategy.

G. Michael Stakias has served as a director since September 2015. Mr. Stakias currently serves as President and Chief Executive Officer of Liberty Partners, a New York-based private equity investment firm. From 1980 to 1998, Mr. Stakias was a partner at Blank Rome LLP, Philadelphia, PA. His practice focused on the areas of corporate securities, mergers and acquisitions, private equity, and public and emerging growth companies. Prior to joining Blank Rome in 1980, Mr. Stakias served as Senior Attorney, Division of Corporation Finance, at the Securities and Exchange Commission, Washington, DC. Mr. Stakias currently serves on the Board of Directors of STV Group, Incorporated, a privately held architectural and engineering company and Whittle Schools & Studios, a privately held private school company. Mr. Stakias also serves on the Board of Directors of Concorde Career Colleges, Inc., Henley-Putnam University, and on the Board of Trustees of the College of William & Mary - Raymond A. Mason School of Business in Williamsburg, VA.

Key Attributes, Experience and Skills: Mr. Stakias’ qualifications to serve as a director of the Company include his extensive experience in private equity investment and capital markets and his expertise in corporate securities, mergers and acquisitions and corporate finance. Mr. Stakias’ experience in private equity provides him with considerable expertise in financial and strategic matters and his involvement with other entities throughout his career provides him with wide-ranging perspective and experience in the areas of management, operations, and strategy.

THE BOARD RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE SEVEN NOMINEES LISTED ABOVE AS DIRECTORS.

Director Compensation

Our director compensation program is designed to provide competitive compensation to attract and retain high-quality outside directors. Our Compensation Committee periodically reviews the compensation of our non-employee directors and makes recommendations to our Board for adjustments. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants. During 2016, the Compensation Committee asked Pay Governance, LLC, an independent compensation consultant, to provide a competitive analysis of the compensation we provide to our directors. As a result of that review and the Compensation Committee’s discussion, changes were made to our non-employee director compensation program in May 2016. Other than the annual aggregate limitation described below, no additional changes were made to our non-employee director compensation program for fiscal 2018 or fiscal 2017. Accordingly, our non-employee director compensation program in fiscal 2018 included the following components:

●	an annual cash retainer of $60,000 ($80,000 for the Lead Director);

●

an equity grant of restricted stock in July 2018 pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “2018 Plan”) with a grant date value of approximately $90,000 which will vest in full on the one year anniversary of the grant date; and

●	an additional annual cash retainer for services as a Committee Chair as follows:

o	Audit Committee Chair - $15,000;

o	Compensation Committee Chair - $7,500;

o	Corporate Governance and Nominating Committee- $7,500.

Beginning in 2018, our non-employee director compensation program is subject to an annual aggregate limit on compensation, including the cash fees paid during any calendar year and the value of equity awards as determined on the date of grant for each non-employee director may not exceed $500,000.

Director Compensation Table for Fiscal 2018

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board during the fiscal year ended December 29, 2018. Directors who are our employees are not compensated for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
John J. Gavin	67,500	90,033	157,533
Paul R. Lederer	80,000	90,033	170,033
Richard T. Riley	75,000	90,033	165,033
Kelly A. Romano	60,000	90,033	150,033
G. Michael Stakias	67,500	90,033	157,533

(1)

The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of restricted stock granted under our 2018 Plan during fiscal 2018. We calculated the estimated fair value of the restricted stock awards using the market price of our common stock on the grant date. See also Note 13 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018. As of December 29, 2018, the aggregate number of unvested stock awards held by each of our non-employee directors was as follows: John J. Gavin – 1,318; Paul R. Lederer – 1,318; Richard T. Riley – 1,318; Kelly A. Romano – 1,318; and G. Michael Stakias –1,318.

During 2018, the Compensation Committee engaged Meridian Compensation Partners, LLC, referred to as “Meridian,” an independent compensation consultant, to provide a competitive analysis of the compensation we provide to our directors. As a result of that review and the Compensation Committee’s discussion, changes were made in our non-employee director compensation program for fiscal 2019. For services rendered in fiscal 2019, each of our non-employee directors will receive an annual retainer of $75,000 ($80,000 for the Lead Director) plus an annual restricted stock award with a grant date value of approximately $100,000 (which is expected to be issued in July 2019). In addition, (i) the chairman of the Audit Committee will receive an additional retainer of $20,000, (ii) the chairman of the Compensation Committee will receive an additional retainer of $15,000 and (ii) the chairman of the Corporate Governance and Nominating Committee will receive an additional annual retainer of $10,000.

Our non-employee directors are subject to stock ownership guidelines which were adopted by our Compensation Committee effective as of January 1, 2015. Under the approved guidelines, our non-employee directors are each expected to own shares of our common stock with a value at least equal to three times the annual board retainer that we pay such director for regular service on the board. Each non-employee director is required to comply with these guidelines within five years following the later of (i) his or her date of first election to the board, or (ii) January 1, 2015.

Executive Compensation: Compensation Discussion and Analysis

The following discussion provides an analysis of our compensation program for our current and former executive officers named in the Summary Compensation Table below and discusses the material factors involved in our decisions regarding the compensation of the following named executive officers:

●	Steven L. Berman, Executive Chairman, Secretary and Treasurer

●

Kevin M. Olsen, President and Chief Executive Officer (beginning January 1, 2019); Former President and Chief Operating Officer (August 6, 2018 through December 31, 2018); Former Executive Vice President, Chief Financial Officer (through August 6, 2018)

●	Mathias J. Barton, former Chief Executive Officer (through December 31, 2018) and President (through August 6, 2018)

●	Jeffrey L. Darby, Senior Vice President, Sales and Marketing

●	Michael B. Kealey, Executive Vice President, Commercial

●	Michael P. Ginnetti, former interim Chief Financial Officer (August 6, 2018 through February 28, 2019)

The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. You should read this Compensation Discussion and Analysis in conjunction with such tabular and narrative disclosures.

Changes in Executive Officers in Fiscal 2018 and Fiscal 2019

On August 6, 2018, the Board approved a succession plan and appointed Mr. Olsen as our President and Chief Operating Officer effective as of August 6, 2018 and as our President and Chief Executive Officer effective as of January 1, 2019. Mr. Barton stepped down as President of the Company effective as of August 6, 2018 and retired as Chief Executive Officer on December 31, 2018. In connection with assuming his new position, Mr. Olsen stepped down as Chief Financial Officer and the Board appointed Mr. Ginnetti as the Company’s interim Chief Financial Officer effective as of August 6, 2018 until a successor was named. On February 19, 2019, we announced that David M. Hession was appointed to serve as our Senior Vice President and Chief Financial Officer, effective as of March 1, 2019.

Mr. Ginnetti, 42, has served as our Vice President, Corporate Controller since May 2011. Prior to joining the Company, Mr. Ginnetti was employed by Technitrol, Inc., an electronic components manufacturer, from 2001 to 2011, most recently as Corporate Controller and Chief Accounting Officer. Previously, he was employed by Arthur Andersen LLP in the Audit and Business Advisory practice.

Mr. Hession, 51, was Vice President, Chief Financial Officer of Johnsonville, LLC, a privately held manufacturer of sausage and other protein products, from May 2013. Prior to joining Johnsonville, from 2001 to 2013, Mr. Hession worked at McCormick & Company, Inc., a global leader in the manufacture, marketing and distribution of spices, seasonings and flavors to the entire food industry, and served in various positions of increasing responsibility including Vice President Finance & Administration (2011-2013), Assistant Corporate Controller, Financial Planning & Analysis (2008-2011), Financial Controller for Europe, Middle East & Africa (2005-2008), Director of Finance, Supply Chain and Shared Services (2003-2005) and Financial Planning & Analysis Manger (2001-2003). In addition, Mr. Hession previously served as Director of Finance, Treasurer from 1999 to 2001 at Tradeout, Inc., a business-to-business Internet exchange for surplus inventory and fixed assets and as Controller from 1996-1999 at Xylum Corporation, a development stage medical device manufacturer. Prior thereto, Mr. Hession performed management consulting work at Ernst & Young, LLP and Peterson Consulting LP.

Fiscal 2018 Performance Summary

We are committed to pay for performance. Our executive compensation program is designed to support our business goals and promote profitable growth of the Company and growth in shareholder value. Total compensation for each named executive officer varies with individual performance and the Company’s performance in achieving financial objectives.

Our fiscal 2018 results include the following highlights:

	Fiscal 2018 ($ in millions except for per share amounts)	Fiscal 2017 ($ in millions except for per share amounts)	Change (%)
Net Sales	$ 973.7	$ 903.2	8
Net Income	$ 133.6	$ 106.6	25
Diluted Earnings Per Share	$ 4.02	$ 3.13	28

For further discussion of our financial performance for the fiscal year ended December 29, 2018, please see “Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:

●	To align the interests of our named executive officers with those of our shareholders by tying a significant portion of compensation to the Company’s financial performance;

●	To link a portion of compensation to the achievement of our annual and long-term financial and other goals;

●

To compensate the Company’s named executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of the executive officers that successfully contribute to our annual and long-term goals;

●	To encourage experienced, talented executives to join the Company; and

●	To motivate our executives to continue to provide excellent performance year after year.

We believe that our program focuses management’s attention on achieving both annual performance targets and profitable growth over a longer time period.

We believe it is important that our executive compensation program be competitive and attractive when compared to the compensation programs of peers within our industry with which we compete for executive talent. We must be able to attract and retain skillful and knowledgeable management to lead the Company and poise the Company for future growth while at the same time being mindful of our responsibility to shareholders to control costs. Our compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns that seek to ensure positive short and long-term business performance and continual growth in shareholder value.

We believe that total amounts of compensation should generally reflect an executive’s experience, skill, knowledge, responsibility and individual contributions to the overall success of the Company. Amounts should typically increase with increases in an executive’s functional role and his or her ability to affect our performance results. As position and responsibility increase within the Company, a greater portion of the executive’s total compensation generally becomes variable compensation.

We believe that equity compensation is an excellent way to encourage our executive officers to act in the best interests of our shareholders and to create an environment of shared risk between our named executive officers and our shareholders. We provide our executive officers with equity awards in connection with our new hire process and for promotions awards. In addition, we provide our executive officers with long-term incentives in the form of stock options and grants of restricted stock. Shareholders approved the 2018 Plan at the 2018 Annual Meeting of Shareholders. As a result of the adoption of the 2018 Plan, we now have the ability to also issue stock appreciation rights and restricted stock units.

Mix of Total Compensation

Our 2018 executive compensation is substantially focused on variable compensation. The annual cash incentive opportunity ties compensation to key Company performance metrics that, while measured annually, support our long-term strategic goals. The long-term equity incentive awards in fiscal 2018 consist of a mix of long-term equity grants, including performance-based restricted stock tied to metrics over a three-year period and options.

The following table illustrates the target percentage of each compensation element as compared to target total compensation for each of our named executive officers for 2018. For purposes of this discussion, total compensation means the sum of base salary, annual cash incentive compensation, and long-term incentive compensation. The percentage of target compensation is calculated by dividing (i) the value of each target compensation element by (ii) the value of target total compensation. Note that the target percentages reflected in the table are based on target compensation amounts and therefore may not match the values reflected in the Summary Compensation Table on page 37.

Name and Title	Salary	Annual Cash Incentive Compensation (1)	Long-Term Equity Incentive Compensation (2)	Total Compensation
Steven L. Berman	44%	27%	29%	100%
Mathias J. Barton	42%	25%	33%	100%
Kevin M. Olsen	48%	26%	26%	100%
Jeffrey L. Darby	56%	19%	25%	100%
Michael B. Kealey	28%	15%	57%	100%
Michael P. Ginnetti (3)	67%	13%	20%	100%

(1)

The percentage in the Annual Cash Incentive Compensation column assumes target level attainment under the annual cash incentive awards for each of our named executive officers. All cash incentive awards issued in fiscal 2018 to our named executive officers, other than the Mr. Ginnetti, were issued pursuant to the Dorman Products, Inc. 2010 Cash Bonus Plan, referred to as the “2010 Cash Bonus Plan.” Mr. Ginnetti did not participate in the 2010 Cash Bonus Plan for fiscal 2018, but did have an annual cash incentive opportunity under a short-term incentive program for Company vice presidents, referred to as the “VP program.”

(2)

The long-term incentive equity awards consist of (i) options and performance-based restricted stock for each of our named executive officers, and (ii) time-vested restricted stock for Mr. Kealey. The percentages are based on the grant date fair value of the total long-term incentives granted to each of our named executive officers in 2018. Where applicable, the grant date fair value was based upon the probable outcome of the performance conditions on the grant date with the probable outcome assumed to be at target level attainment. All equity awards issued to our named executive officers in fiscal 2018, other than the time-based restricted stock award granted to Mr. Kealey, were issued pursuant to the Dorman Products, Inc. 2008 Stock Option and Stock Incentive Plan, referred to as the “2008 Plan.” Mr. Kealey’s time-based restricted stock award was issued pursuant to our 2018 Plan.

(3)

Mr. Ginnetti served as interim Chief Financial Officer beginning August 6, 2018. The target percentages are based on the target base salary, annual cash incentive compensation, and long-term incentive compensation established for Mr. Ginnetti at the beginning of fiscal 2018.

Determining Executive Compensation

As outlined in the Compensation Committee Charter, the Compensation Committee is responsible for annually reviewing and approving executive compensation. The Compensation Committee annually reviews and approves the compensation of our executive officers (subject to the terms of any applicable employment agreements). The Compensation Committee works together with management to establish strategic plans and business performance targets and objectives against which management will be measured for each fiscal year. Following completion of this process, the Compensation Committee reviews and approves the corporate goals and objectives used to compensate each of the Chief Executive Officer and the Executive Chairman and evaluates their respective performances in light of those goals and objectives. With respect to the other executive officers’ compensation, the Chief Executive Officer provides the Compensation Committee with his evaluation of the performance of each of the other executive officers, and recommends increases in salary as well as bonus levels, and the amount of equity awards (if any) for consideration by the Compensation Committee.

Compensation decisions for individual named executive officers are the result of the subjective analysis of a number of factors, including the executive officer’s performance, long-term potential, responsibilities, experience, skills, tenure with the Company, historical compensation amounts, competitive pay practices generally, the financial performance of the Company and general economic conditions. In making individual compensation decisions, the Compensation Committee relies on the judgment and experience of its members as well as information that was reasonably available to committee members, including, but not limited to, comparable company data. In addition to these factors, the Compensation Committee also considers internal comparisons of pay within the executive group.

The Compensation Committee also reviews and approves and, where appropriate, recommends to the Board for its approval, any executive employment agreements or amendments, severance arrangements, change in control arrangements, and any special or supplemental benefits for the Chief Executive Officer and other executive officers, in each case as, when, and if appropriate.

We entered into a transition agreement with Mr. Barton in fiscal 2018 in connection with his retiring and resigning from our employ. See “Executive Compensation: Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Transition Agreement with Mr. Barton.” We did not make any pay adjustments in fiscal 2018 in connection with Mr. Olsen’s appointment to President and Chief Operating Officer as of August 6, 2018. Subsequent to fiscal 2018, we entered into an employment agreement with Mr. Olsen, effective as of January 1, 2019. See “Executive Compensation: Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Employment Agreements with Named Executive Officers — Mr. Olsen.”

The Compensation Committee also approves participation in, and all awards, grants and related actions under, our equity plans for our Chief Executive Officer and our other executive officers. In addition, the Compensation Committee approves any contribution to the 401(k) Retirement Plan, administers the Dorman Products, Inc. Non-Qualified Deferred Compensation Plan, referred to as the “Non-Qualified Deferred Compensation Plan,” and our cash incentive plans, and certifies payments related to performance-based compensation awarded to our executive officers.

Role of Our Compensation Consultant

The Compensation Committee has the authority under its charter to retain compensation consultants to assist in carrying out its responsibilities. The Compensation Committee has from time to time retained consultants to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. The consultants reported directly to the Compensation Committee. The Compensation Committee reviews and assesses the independence and performance of any consultant then engaged on an annual basis in order to confirm that the consultant is independent and meets all applicable regulatory requirements.

The Compensation Committee engaged Pay Governance LLC, an independent compensation consultant, referred to as “Pay Governance,” in October of 2017 to perform a market-based analysis of our executive compensation and to provide advice regarding compensation practices for our executives. The fiscal 2017 recommendations of Pay Governance are reflected in the Company’s fiscal 2018 executive compensation program.

In conducting its analysis, Pay Governance:

●	confirmed the responsibilities for each of our executives;

●	compiled appropriate survey sources;

●	gathered and analyzed competitive compensation data from both surveys and the most recent proxy statements for the comparator peer group, referred to as the “Peer Companies” (see table below); and

●	developed competitive compensation rates for each position.

Pay Governance did not provide any services to the Company other than advice for the Compensation Committee regarding executive and director compensation. The Compensation Committee assessed the independence of Pay Governance pursuant to SEC rules and concluded that no conflict of interest exists.

As part of the Company’s corporate governance practices, in September 2018 the Compensation Committee determined that it was appropriate to conduct a request for proposals to select an independent compensation consultant to advise on the structure and administration of the Company’s executive compensation programs as well as trends and market data. Following a comprehensive review, the Compensation Committee approved the appointment of Meridian Compensation Partners, LLC as its independent compensation consultant for fiscal 2019 compensation matters. Meridian did not provide any services to the Company in fiscal 2018 other than advice for the Compensation Committee regarding executive and director compensation. The Compensation Committee assessed the independence of Meridian pursuant to SEC rules and concluded that no conflict of interest exists.

Competitive Market Pay Information

In October 2017, the Compensation Committee, with the assistance of Pay Governance, conducted a review of the market competitiveness of our executive compensation. In order to assess our executive compensation, the Compensation Committee, with the assistance of Pay Governance, reviewed competitive compensation data from the Willis Towers Watson’s 2017 General Industry Top Management Compensation Survey. The Willis Towers Watson Survey contained data from roughly 403 companies from a wide variety of industries and included a sample of firms comparable to the Company in terms of revenue and industry.

In addition, the Compensation Committee, with the assistance of Pay Governance, reviewed the compensation of our executives as compared to the compensation of executives at the Peer Companies in the table below. The development of an appropriate comparator peer group involves a balanced approach that focuses on size (revenue, net income, market capitalization and/or enterprise value) and sector (industry/business competitors). In October 2017, our comparator peer group was reviewed by the Compensation Committee with the assistance of Pay Governance. Based on such review, the Compensation Committee approved the addition of Tower International, Inc. to the comparator peer group. No other changes were made to the comparator peer group other than to reflect the name change of Drew Industries Incorporated to LCI Industries. Set forth below is the Peer Companies selected by the Compensation Committee for use in setting fiscal 2018 executive compensation:

Gentex Inc.	Shiloh Industries Inc.

Gentherm Incorporated	Spartan Motors Inc.

HEICO Corporation Horizon Global Corporation	Standard Motor Products Inc. Stoneridge Inc.

LCI Industries	Superior Industries International, Inc.

Motor Car Parts of America, Inc.	Tower International, Inc.

The Compensation Committee believes that the Willis Towers Watson Survey and the compensation data related to companies in our Peer Companies constituted appropriate guidelines for it to compare proposed pay levels for our named executive officers with those of other companies. The purpose of using this data was to assist the Compensation Committee in assessing whether our proposed executive compensation was competitive. The Compensation Committee considered these data only as a guidepost to their evaluation of proposed compensation amounts, and there was no mandate that any actual compensation paid must fall within any set range. Our Compensation Committee and the Board believe that using the market comparative data in this manner was useful in establishing an appropriate and competitive compensation structure.

The Components of the Executive Compensation Program

Elements of compensation for our executives include the following components:

●	base salary;
●	an annual performance-based cash award;
●	discretionary cash bonuses;
●	equity incentive awards in the form of stock options, time-based restricted stock awards or performance-based restricted stock awards; and
●	other compensation, including participation in our 401(k) Retirement Plan, our Non-Qualified Deferred Compensation Plan, perquisites and other personal benefits, and post-employment compensation.

Base Salary. Base salary reflects amounts paid during the year to our executive officers as direct compensation for their services to the Company as well as to reward our executive officers for their individual performance and to encourage them to higher levels of performance. We also use our base salary to attract and retain top quality executives and other managers from other companies. Base salaries and increases to base salaries recognize individual performance, the amount of experience, the importance of, and skills required in, the executive officer’s position, responsibility and expected contributions of each executive.

The Compensation Committee establishes and approves annual base salaries for all of the executive officers of the Company, other than those set by agreement. On December 28, 2015, in connection with the appointments of Mr. Barton as Chief Executive Officer and Mr. Berman as Executive Chairman, we entered into an employment agreement with Mr. Barton and amended and restated Mr. Berman’s employment agreement. The base salaries of Mr. Berman and Mr. Barton for fiscal 2016 were negotiated as part of entering into the new employment agreements. Such base salaries can be increased, but not decreased, over the term of the agreements in the discretion of the Compensation Committee. Base salaries of the other named executive officers are set annually at levels that we determine adequately reward and retain capable executives, including without targeting any specific quartile of any compensation survey data for total compensation or any component of total compensation. In connection with Mr. Olsen’s appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. Olsen, effective as of January 1, 2019, which dictates the minimum base salary to be paid to Mr. Olsen for fiscal 2019 and over the term of his employment agreement.

For fiscal 2018 (effective February 25, 2018) our Compensation Committee authorized the following annual base salaries for the named executive officers listed below:

Name	Base Salary ($)
Steven L. Berman	360,000
Mathias J. Barton	700,000
Kevin M. Olsen	440,000
Jeffrey L. Darby	386,250
Michael B. Kealey	440,000

Michael P. Ginnetti was appointed to serve as interim Chief Financial Officer for the Company upon the appointment of Mr. Olsen as President and Chief Operating Officer as of August 6, 2018. Mr. Ginnetti’s base salary of $233,398 was not adjusted for his service as interim Chief Financial Officer.

Performance-Based Bonuses. We use performance-based bonuses to reward eligible employees at the manager level and above, including our named executive officers, for our financial performance. The performance-based bonus program provides for annual cash bonuses which reward our executives for the successful achievement of our annual financial performance objectives. The Compensation Committee believes that performance-based bonuses assist the Company in motivating and retaining executive talent whose abilities and leadership skills are critical to the Company’s long-term success. For fiscal 2018, performance-based cash awards were issued pursuant to the 2010 Cash Bonus Plan to each of our named executive officers, other than Mr. Ginnetti. Mr. Ginnetti did not participate in the 2010 Cash Bonus Plan in fiscal 2018; however, Mr. Ginnetti did have an annual cash bonus opportunity under the VP program.

2010 Cash Bonus Plan. Our 2010 Cash Bonus Plan was designed to provide a direct link between performance and compensation for our top executives. The maximum aggregate bonus amount that may be paid in any single year to any participant under the 2010 Cash Bonus Plan is $2,000,000.

The annual cash bonus for fiscal 2018 under the 2010 Cash Bonus Plan was based on our fiscal 2018 adjusted pre-tax income. For purposes of the fiscal 2018 annual cash bonus, “adjusted pre-tax income” means the Company’s consolidated pre-tax income before “unusual items.” “Unusual items” include (a) non-recurring items generally excluded from earnings per share and EBITDA and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) the impact of any acquisitions, divestitures, discontinuance of business operations, or restructuring completed during fiscal 2018, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under generally accepted accounting principles. The Compensation Committee believes that basing performance on adjusted pre-tax income focuses management’s attention on revenue growth and profitability, which are key drivers in building shareholder value.

For fiscal 2018, our Compensation Committee set threshold, target, and maximum annual performance-based bonus award levels for each of our named executive officers, other than Mr. Ginnetti, based on our annual operating budget. The Compensation Committee believes the design of the fiscal 2018 annual cash bonus aligns the performance measure targets to the Company’s strategic plan and incentivizes management to focus on achieving financial goals that are aligned with the Company’s operating budget.

For fiscal 2018, the Compensation Committee set the following target annual cash bonus award, as a percentage of base salary, for each of our named executive officers named below:

Name	Target (% of Base Salary)
Steven L. Berman	60%
Mathias J. Barton	60%
Kevin M. Olsen	55%
Jeffrey L. Darby	35%
Michael B. Kealey	55%

There would be no annual cash bonus payout if adjusted pre-tax income did not meet the threshold level. Payout at threshold would be at 50 percent of target. Achievement between specified performance levels would result in a payout based on straight-line interpolation. In addition, the annual cash bonus award had a payout cap in fiscal 2018 of 200 percent of target as a maximum award level for our named executive officers.

The following table sets forth the fiscal 2018 financial performance measure threshold, target and maximum amounts and the actual results:

Measure	Threshold	Target	Maximum	Actual
(in millions) Adjusted pre-tax income	$178.7	$189.6	$214.4	$183.7(1)

(1)

As it related to adjustments for unusual items, fiscal 2018 pre-tax income was adjusted to remove the impact of acquisition-related inventory fair value adjustments, intangible asset amortization, and transaction and other acquisition-related costs; investment impairments; operating results of 2018 acquisitions; and non-recurring costs and expenses related to facility relocation, brand protection, litigation, and executive recruiting.

The Compensation Committee has the right to reduce (but not increase) awards issued under the 2010 Cash Bonus Plan in its discretion, even if the performance measures have been attained. However, the Compensation Committee determined not to exercise negative discretion to reduce the fiscal 2018 awards. For fiscal 2018, based on the formula described above, the Compensation Committee issued annual cash bonuses of $158,066, $177,093, $98,929, and $177,093 to each of Messrs. Berman, Olsen, Darby and Kealey, respectively. Such annual cash bonuses were paid in the first quarter of fiscal 2019. Mr. Barton resigned as an officer and employee of the Company effective December 31, 2018, prior to the date that the annual cash bonuses were paid to our executive officers. Pursuant to his transition agreement, Mr. Barton received a payment of $307,351, which is an amount equal to the annual cash bonus that would have been payable to Mr. Barton under the 2010 Cash Bonus Plan with respect to fiscal 2018 had he not resigned. Such payment to Mr. Barton was paid at the same time as the annual cash bonuses were paid to other executives.

VP program. Mr. Ginnetti’s annual cash bonus opportunity for fiscal 2018 under the VP program was set at target at 20% of his base salary. Mr. Ginnetti’s annual cash bonus for fiscal 2018 was based on (i) our fiscal 2018 adjusted pre-tax income, and (ii) individual performance measures. Each performance goal was assigned a weighting- 90% for our fiscal 2018 adjusted pre-tax income, and 10% for Mr. Ginnetti’s individual performance measures. The performance goals were selected to reward Mr. Ginnetti for the achievement of targeted financial results and individual performance goals. With respect to the fiscal 2018 adjusted pre-tax income goal, there would be no payout if adjusted pre-tax income did not meet the threshold level. Payout at threshold would be at 50 percent of the target annual incentive opportunity for such performance measure. Achievement between specified performance levels would result in a payout based on straight-line interpolation. Payout at maximum would be at 200 percent of the target annual incentive opportunity for such performance measure.

The definition of adjusted pre-tax income and the threshold, target, maximum and actual acheivement levels of such financial measure in Mr. Ginnetti’s award mirrored the annual cash bonus awards issued to Messrs. Berman, Barton, Olsen, Darby and Kealey pursuant to the 2010 Cash Bonus Plan. See “Executive Compensation: Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Performance-Based Bonuses — 2010 Cash Bonus Plan.”

The individual performance measures for Mr. Ginnetti for fiscal 2018 were established by our Chief Financial Officer. Set forth below is a general description of the individual performance measures which were set for Mr. Ginnetti:

●	Acquisition integration;

●	Development of team members in the finance group;

●	Implementation of various accounting policies; and

●	Lead improvements in working capital management.

We have not disclosed the specific individual performance measures because we believe this disclosure would reveal confidential objectives and information that is not otherwise publicly disclosed by us and would result in competitive harm to us. The individual measures were designed to be achievable with what we believe represented an elevated level of effort and performance.

The payout of the individual performance measure component of Mr. Ginnetti’s annual cash award is more qualitative in nature and subjective in measurement. Following the end of the performance year, the Compensation Committee and our Chief Exeuctive Officer subjectively reviewed Mr. Ginnetti’s performance against the various individual performance measures. Based on this review, the Compensation Committee approved a payout to Mr. Ginnetti of 100% of the target annual cash award tied to Mr. Ginnetti’s individual performance measures.

For fiscal 2018, based on the formula described above, the Compensation Committee issued an annual cash bonus of $35,336 to Mr. Ginnetti. Such annual cash bonus was paid in the first quarter of fiscal 2019.

Discretionary Cash Bonuses. In addition to the performance-based bonuses described above, the Compensation Committee has the authority to award discretionary cash bonuses. This type of bonus has been used to reward executive officers for exemplary performance during the year and to attract and recruit qualified candidates. The Compensation Committee considers the following factors in determining the amount of discretionary bonus payable to an executive officer, if any: the Company’s overall performance in light of economic conditions experienced during the fiscal year, the executive’s contribution to the Company’s annual and long-term strategic objectives, including maximizing shareholder value, the quality of the executive’s work, and the general success of the Company, as well as the officer’s contribution to specific strategic initiatives as may be measured in ways different from the performance criteria identified above. Discretionary bonus amounts, if any, are paid in the first quarter of the year following the year in which the bonus was earned. In February 2019, the Compensation Committee awarded a $50,000 discretionary bonus to Mr. Ginnetti for his services as interim Chief Financial Officer during fiscal 2018.

Equity Awards. Compensation may be awarded to our executive officers in the form of equity-based awards. Equity awards can focus our executive officers on our key long-term financial and strategic objectives and encourage them to take into account our and our shareholders’ long-term interests through ownership of our common stock. Awards made under our equity plans recognize an executive’s contribution to our overall corporate performance and provide a financial incentive to them to achieve our long-term goals. All equity awards issued to our named executive officers in fiscal 2018, other than the time-based restricted stock award granted to Mr. Kealey, were issued pursuant to our 2008 Plan. For fiscal 2018, the Company issued a mix of long-term incentive equity-based awards to our named executive officers. The mix for each named executive officer (other than Mr. Ginnetti) was comprised of one-third options and two-thirds performance-based restricted stock. In addition, Mr. Kealey was granted a time-based restricted stock as additional incentive for his employment.

Our equity plans are designed to provide the Compensation Committee the flexibility to award long-term equity compensation incentives from several types of equity-based awards, including restricted stock and stock options. Shareholders approved the 2018 Plan at the 2018 Annual Meeting of Shareholders. As a result of the adoption of the 2018 Plan, we now have the ability to also issue stock appreciation rights and restricted stock units. From time to time, we have provided our executive officers with long-term incentives in the form of incentive or non-qualified stock options and grants of time-vested restricted stock. The time-vesting element of these equity awards is structured as an incentive for continued employment and to align the interest of our officers with those of shareholders. Recently, the Compensation Committee began awarding performance-based restricted stock awards to our executive officers. The Compensation Committee intends to continue to provide our named executive officers with performance-based awards. Historically, the performance-based awards, including the fiscal 2016 and fiscal 2017 performance-based restricted stock awards, were structured to qualify as “performance-based compensation” eligible for tax deductibility under Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The performance-based restricted shares awarded in 2016 and 2017 under the 2008 Plan were outstanding as of November 2, 2017 pursuant to a binding written agreement. Therefore, such awards will be exempt from the deduction limit. Performance-based awards granted in fiscal 2018 and thereafter will not be eligible for the “performance-based compensation” exemption to the deduction limit imposed under 162(m) of the Code.

Historically, we have also provided our executive officers with equity awards in connection with commencement of employment with us and promotions. We customarily make such equity grants on or soon after the initial date of hire or date of promotion. As such equity awards are intended as an incentive for employment, the amount of each equity award may vary from executive to executive depending on the particular circumstances. Typically, the amount of the equity award is based upon, among other things, the experience, expertise and responsibility of each executive officer, the financial performance of the Company and such other factors as deemed appropriate, consistent with our previously described compensation philosophy. In addition, with respect to new hires, an initial grant made on or soon after the date of hire serves to help recruit new executives.

Options. For fiscal 2018, our Company granted time-vested options to each of our named executive officers.

In March 2018, our Company awarded our named executive officers options to purchase shares of our common stock. The options vest 25% per year, beginning with the first anniversary of the date of grant, and expire on the fifth anniversary of the date of grant. Such options have value to the recipient only if the Company’s stock price appreciates, which the Compensation Committee believes enhances our pay-for-performance philosophy of executive compensation.

The number of shares subject to options issued to our named executive officers in fiscal 2018 is set forth in the Grants of Plan-Based Awards for Fiscal 2018 table on page 39. Pursuant to Mr. Barton’s transition agreement, all options issued to Mr. Barton were accelerated and vested as of December 31, 2018, his retirement date, and were exercisable by Mr. Barton for a period of 30 days after his retirement date. See “Executive Compensation: Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Transition Agreement with Mr. Barton.”

Performance-Based Restricted Stock Awards.

2018 Awards. For fiscal 2018, our Company granted performance-based restricted stock to each of our named executive officers.

In March 2018, the Compensation Committee awarded our named executive officers (other than Mr. Ginnetti) a target number of performance-based restricted shares that are earned if certain performance goals are achieved in a specified time period. The performance-based restricted stock awards provide our executive officers with a strong incentive for achieving specific financial results that support our goal for creating long-term shareholder value. The performance-based restricted stock will vest (if at all) after the completion of a three-year performance period. Based on the performance at the end of the three-year period, our named executive officers (other than Mr. Ginnetti) may earn less or more than the target award granted. The performance period for the performance-based restricted shares awarded in 2018 (the “2018 PRSs”) is from December 31, 2017 through December 26, 2020 (the “2018-2020 performance cycle”). For the 2018 PRSs, the performance metric is the Company’s three-year compounded annual growth rate (“CAGR”) in adjusted pre-tax income. The Compensation Committee selected CAGR in adjusted pre-tax income to focus management’s attention on long-term revenue growth and profitability which are key drivers in building shareholder value.

For purposes of the 2018 PRSs, “adjusted pre-tax income” means the Company’s consolidated pre-tax income before “unusual items.” “Unusual items” include (a) non-recurring items generally excluded from earnings per share and EBITDA and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) the cumulative effect of any accounting changes, and (c) any “extraordinary items” as determined under generally accepted accounting principles. For purposes of the 2018 PRSs, acquisitions shall be included in adjusted pre-tax income on a “non-GAAP” basis that excludes deal expenses, purchase accounting adjustments, restructuring costs and amortization expenses related to the acquisition.

The number of performance-based restricted shares that vest can range from 0% to 200% of the target number of performance-based restricted shares awarded depending on the Company’s performance during the performance period. The Compensation Committee has assigned target, threshold and maximum values to the performance metric. In setting the performance metric values, the Compensation Committee desired to challenge our management by setting target levels that, while achievable, would represent significant growth in our business over a three-year period. In setting the maximum levels, the Compensation Committee intended for such levels to present a substantial challenge for our executive officers, thereby creating a strong incentive to produce superior results.

The threshold level of CAGR in adjusted pre-tax income must be met in order for any shares to vest under the 2018 PRSs. At threshold, 50 percent of the target number of performance-based restricted shares will vest and at maximum, 200 percent of the target number of performance-based restricted shares will vest. The number of shares that vest if performance is between the threshold, target and maximum levels will be determined using straight line interpolation. The Compensation Committee will make a determination of the final payouts under the 2018 PRSs in the first quarter of the year following the end of the performance period.

In March 2018, our Company awarded Mr. Ginnetti two awards of performance-based restricted shares that are earned if certain performance goals are achieved in a specified time period. The first award’s structure mirrored the 2018 PRSs.

The second award was based on threshold, target, and maximum levels of our fiscal 2018 adjusted pre-tax income based on our annual operating budget. The second award was granted to Mr. Ginnetti to serve as a transition from a one-year payout design to a three-year payout design. The definition of adjusted pre-tax income used in this performance-based restricted stock award and the threshold, target, maximum and actual acheivement levels of such financial measure mirrored the annual cash bonus award issued to Messrs. Berman, Barton, Olsen, Darby and Kealey in fiscal 2018 pursuant to the 2010 Cash Bonus Plan. See “Executive Compensation: Compensation Discussion and Analysis—The Components of the Executive Compensation Program — Performance-Based Bonuses — 2010 Cash Bonus Plan.”

The target number of performance-based restricted shares subject to the second award issued to Mr. Ginnetti in fiscal 2018 was 322 shares. The number of performance-based restricted shares that vest could range from 0% to 200% of the target number of performance-based restricted shares awarded depending on the Company’s performance. The threshold level must be met in order for any shares to vest. At threshold, 50 percent of the target number of performance-based restricted shares vest and at maximum, 200 percent of the target number of performance-based restricted shares vest. The number of shares that vest if performance is between the threshold, target and maximum levels is determined using straight line interpolation.

Due to the actual results described above, in March 2019, the Compensation Committee approved the vesting of 235 shares subject to Mr. Ginnetti’s performance-based restricted stock award.

The number of shares subject to the performance-based restricted stock awards issued to our named executive officers is set forth in the Grants of Plan-Based Awards for Fiscal 2018 table on page 39. Pursuant to his transition agreement, Mr. Barton’s 2018 PRS award was forfeited as of December 31, 2018, his retirement date. See “Executive Compensation: Compensation Discussion and Analysis—The Components of the Executive Compensation Program — Transition Agreement with Mr. Barton.”

2016 Awards. In February 2016, the Compensation Committee granted performance-based restricted shares (the “2016 PRSs”) with a performance cycle from December 27, 2015 through December 29, 2018 (the “2016-2018 performance cycle”) to each of our named executive officers (other than Messrs. Ginnetti and Olsen). The Compensation Committee set:

●	the threshold, target and maximum performance-based restricted share amounts payable to the named executive officers;

●	the relevant performance measure (CAGR in adjusted pre-tax income); and

●	the goals for threshold, target and maximum payout.

The payouts for the 2016 PRSs could have ranged from 0% to 200% of each participating named executive officers’ target, with a threshold payout equal to 50% of target and a maximum payout equal to 200% of target. For the 2016 PRSs to be payable, the threshold or minimum achievement level must have been attained. The number of shares that vest if performance is between the threshold, target and maximum levels is determined using straight line interpolation. For purposes of the 2016 PRSs, “adjusted pre-tax income” means the Company’s consolidated pre-tax income before “unusual items.” “Unusual items” include (a) non-recurring items generally excluded from earnings per share and EBITDA and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) any acquisitions, divestitures, discontinuance of business operations, or restructuring, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under generally accepted accounting principles.

The following table shows the number of shares that each named executive officer (other than Messrs Ginnetti and Olsen) had the potential to earn under the 2016 PRSs at the threshold, target and maximum levels.

SHARE PAYOUT OPPORTUNITIES UNDER THE 2016 PRSs
Name	Threshold (#)	Target (#)	Maximum (#)
Steven L. Berman	1,850	3,699	7,398
Mathias J. Barton	3,083	6,165	12,330
Jeffrey L. Darby	965	1,929	3,858
Michael B. Kealey	1,154	2,308	4,616

In March 2019, the Compensation Committee reviewed our performance during the 2016-2018 performance cycle. The following table sets forth the performance goals and actual results for the 2016-2018 performance cycle:

Measure	Threshold	Target	Maximum	Actual
CAGR in adjusted pre-tax income for the 2016-2018 performance cycle	5%	10%	20%	7.2% (1)

(1)

The CAGR in adjusted pre-tax income for the 2016-2018 performance cycle was computed by comparing the adjusted pre-tax income for fiscal 2018 to the adjusted pre-tax income for fiscal 2015. As it related to adjustments for unusual items, (i) fiscal 2018 pre-tax income was adjusted to remove the impact of acquisition-related inventory fair value adjustments, intangible asset amortization, and transaction and other acquisition-related costs; investment impairments; and non-recurring costs and expenses related to facility relocation, brand protection, litigation, and executive recruiting; and (ii) fiscal 2015 pre-tax income was adjusted to remove the impact of uncollectible accounts receivable due to the bankruptcy filing of one customer.

Due to the actual results described above, in March 2019, the Compensation Committee approved a payout of the 2016 PRSs at 72% of target. The table below shows the resulting payouts:

ACTUAL PAYOUTS UNDER THE 2016 PRSs
Name	Target (# of shares)	Payout Percentage of Target	Payout (# of shares vested)
Steven L. Berman	3,699	72%	2,663
Mathias J. Barton (1)	6,165	72%	4,439
Jeffrey L. Darby	1,929	72%	1,389
Michael B. Kealey	2,308	72%	1,662

(1)

Pursuant to Mr. Barton’s transition agreement, the 2016 PRSs granted to Mr. Barton continued to vest after his retirment date in accordance with the provisions of such award as if Mr. Barton had remained employed with us. See “Executive Compensation: Compensation Discussion and Analysis—The Components of the Executive Compensation Program — Transition Agreement with Mr. Barton.”

Time-Vested Restricted Stock Awards. In addition, in December 2018, the Compensation Committee granted a time-vested restricted stock award to Mr. Kealey. Such award vests in full on the third anniversary of the date of grant. The December award was granted to Mr. Kealey as additional incentive for Mr. Kealey’s employment. The number of shares subject to the time-vested restricted stock award issued to Mr. Kealey is set forth in the Grants of Plan-Based Awards for Fiscal 2018 table on page 39.

401(k) Retirement Plan. All of our employees, including our named executive officers, are entitled to participate in the Company’s 401(k) Retirement Plan and to receive a portion of the Company’s discretionary contribution in either cash or shares of the Company’s common stock in accordance with the terms of the 401(k) Retirement Plan. We offer the 401(k) Retirement Plan, including the Company’s discretionary contribution, to enhance our ability to attract and retain talented executives and other key employees and to encourage them to systematically save for retirement.

The 401(k) Retirement Plan is administered by a third-party administrator and is available to all employees once they satisfy certain age and service requirements. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account. There are two types of contributions to the 401(k) Retirement Plan: (1) voluntary employee contributions which we deduct from each participating employee’s compensation (subject to certain limits established by law); and (2) a company discretionary contribution made in cash, common stock or a combination thereof, which is determined by multiplying the percentage approved by the Compensation Committee by the employee’s annual compensation.

Benefits are payable at age 65 (normal retirement), total disability, death, or upon early employment termination. There are vesting requirements for our contributions, but not for the officer’s voluntary contributions. The vesting schedule provides for 20% vesting each year after one year of service, with 100% vesting at six years or more.

For fiscal 2018, we contributed an amount equal to six percent of each eligible officer’s annual compensation (with certain limitations to highly compensated employees). Our contribution was funded entirely in cash. In addition, in fiscal 2018, our Board amended the 401(k) Retirement Plan effective January 1, 2019 to provide for an employer matching contribution to each eligible employee equal to 50% of the first 4% of compensation contributed to the 401(k) Plan by the eligible employee as voluntary contributions.

Non-Qualified Deferred Compensation Plan. On January 25, 2011, our Compensation Committee approved a Non-Qualified Deferred Compensation Plan. All of our named executive officers are eligible to participate in the Non-Qualified Deferred Compensation Plan. Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors who are key to our future success and to help attract and retain management talent going forward. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Non-Qualified Deferred Compensation Plan is intended to comply with Section 409A of the Code.

Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment, (ii) on a specified date selected by the participant after a minimum deferral period, (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.

In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our executive officers must remain as employer assets, subject to the claims of our general creditors in the event of bankruptcy or forced liquidation of the Company.

Employment Agreements with Named Executive Officers. In negotiating the employment agreements with our named executive officers described below, the Compensation Committee analyzed the terms of employment arrangements for comparable executives employed by other publicly held companies. The Compensation Committee also considered each executive officer’s responsibilities and contributions to our strategic business development, as well as our aggregate potential obligations under each employment agreement, including payments to an executive upon termination of employment.

Messrs. Berman and Barton. In connection with the appointments of Mr. Barton as Chief Executive Officer and Mr. Berman as Executive Chairman, we entered into an employment agreement with Mr. Barton and amended and restated Mr. Berman’s employment agreement, each effective as of December 28, 2015. See “Executive Compensation: Compensation Tables —Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables — Employment Agreements.” Mr. Barton stepped down as our President effective as of August 6, 2018 and retired as our Chief Execuive Officer on December 31, 2018. On October 25, 2018, we entered into a transition agreement with Mr. Barton. See “Executive Compensation: Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Transition Agreement with Mr. Barton.”

Mr. Olsen. In connection with Mr. Olsen’s appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. Olsen, effective as of January 1, 2019. See “Executive Compensation: Compensation Tables —Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables — Employment Agreements — Employment Agreement with Kevin M. Olsen.”

Transition Agreement with Mr. Barton. Mr. Barton stepped down as our President effective as of August 6, 2018 and retired as our Chief Execuive Officer on December 31, 2018. In order to secure Mr. Barton’s services through December 31, 2019 and effect an orderly transition, on October 25, 2018, we entered into a transition agreement with Mr. Barton. The transition agreement provided that, on the condition that Mr. Barton remained employed by the Company through December 31, 2018, referred to as the “retirement date,” complied with all of his obligations under the transition agreement and his employment agreement, and executed (and did not revoke) a waiver and release of claims in favor of the Company, we would provide Mr. Barton the following:

●

payment of an amount equal to the annual performance-based cash award that would have been payable to Mr. Barton under the 2010 Cash Bonus Plan with respect to fiscal 2018 in the absence of Mr. Barton’s separation, such payment to be calculated in a similar manner, paid at the same time and in the same form as annual cash bonuses are paid to other executives under the 2010 Cash Bonus Plan with respect to fiscal 2018, but in no event later than March 15, 2019;

●

the 2016 PRSs granted to Mr. Barton would continue to vest after the retirement date in accordance with the provisions of such award as if Mr. Barton had remained employed with the Company and dependent upon the extent that the performance measures applicable to such award were satisfied as certified by the Compensation Committee, calculated in a similar manner as those of other executives; and

●

we would enter into a consulting services agreement with Mr. Barton pursuant to which Mr. Barton would provide consulting services to the Company through December 31, 2019 in exchange for a consulting fee of $50,000 per quarter.

On January 10, 2019, the Company entered into the consulting agreement with Mr. Barton, effective as of January 1, 2019. In addition, the transition agreement provided that all outstanding stock options held by Mr. Barton under the 2008 Plan which had not vested as of the retirement date would accelerate and vest immediately as of such date. All of such options would, to the extent not exercised, terminate 30 days after Mr. Barton’s retirement date. All performance-based restricted stock awards issued to Mr. Barton in 2017 and 2018 would be forfeited as of Mr. Barton’s retirement date.

Post-Employment and Change in Control Benefits. The employment agreements with Messrs. Barton, Berman and Olsen contain provisions that provide for certain payments and benefits upon termination. See “Executive Compensation: Compensation Tables — Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables” and “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control.” Mr. Barton stepped down as our President effective as of August 6, 2018 and retired as our Chief Execuive Officer on December 31, 2018. On October 25, 2018, we entered into a transition agreement with Mr. Barton which provided for certain payments to Mr. Barton in connection with his retirement. See “Executive Compensation: Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Transition Agreement with Mr. Barton.”

We have also agreed to provide Mr. Darby, in the event of Mr. Darby’s termination for events outside of Mr. Darby’s control, with a severance payment equal to 50% of his then current base salary per month for the twelve consecutive months following his last day of employment. Severance benefits may also include the accelerated vesting of equity awards under our outstanding equity plans.

Generally speaking, we provide severance to our executives to give them financial security in the event they suffer an involuntary termination other than for cause. The payment of the severance benefits is linked to our compensation philosophy of encouraging the retention of our executives that successfully contribute to our annual and long-term goals.

2018 Cash Plan. In March 2018, the Board adopted the Dorman Products, Inc. 2018 Cash Bonus Plan (the “2018 Cash Plan”) to replace our 2010 Cash Bonus Plan. Short-term incentive awards will be issued in connection with fiscal 2019 compensation pursuant to the 2018 Cash Plan in the form of annual performance-based cash awards. The purpose of the 2018 Cash Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The 2018 Cash Plan will be administered by the Compensation Committee. The Compensation Committee will have the power to grant awards under the 2018 Cash Plan, determine the amount of cash to be paid pursuant to each award and the terms and conditions of each award. Awards may provide for payment in installments, or upon the satisfaction of qualitative performance standards or quantitative performance standards, on an individual, divisional or Company-wide basis, as determined by the Compensation Committee.

Each participant in the 2018 Cash Plan will be entitled to receive payment of the award only after certification by the Compensation Committee that the targets associated with the award have been satisfied. Final payments with respect to awards will vary based on the level of achievement measured against the pre-determined performance measures. Except as may be approved by the Compensation Committee, each participant must be employed full-time on the date of payment to receive the amount earned under the award. Except as otherwise provided by the Compensation Committee, awards will be paid on or before March 15th following the end of the plan year in which payment under the award is earned. The Compensation Committee will have the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of our Company. All awards under the 2018 Cash Plan will be subject to the provisions of any clawback or recoupment policy approved by the Board and/or the Compensation Committee, as such policy may be in effect from time to time.

Perquisites and other Benefits. We annually review the perquisites that our executive officers receive. All members of senior management, including our executive officers, are eligible to participate in the Company’s other benefits plans on the same terms as our other employees, which plans include medical, dental and life insurance. Relocation benefits are generally reimbursed pursuant to our relocation benefits policy but may be individually negotiated on an as-needed basis.

Say-on-Pay

The Compensation Committee and the Board appreciate and value the views of our shareholders. At our 2018 annual meeting of shareholders, approximately 99% of the votes cast were in favor of the “say on pay” advisory resolution on executive compensation. In light of this strong shareholder support for our overall pay practices and executive compensation, the Compensation Committee decided to maintain our general principles and philosophy in structuring executive compensation for 2019. The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our shareholders’ interests to support long-term value creation.

Changes to Executive Compensation for Fiscal 2019 and Future Years

The Compensation Committee approved the appointment of Meridian Compensation Partners, LLC as its independent compensation consultant for fiscal 2019 compensation matters. As part of Meridian’s appointment, the Compensation Committee requested a comprehensive review of the Company’s executive compensation program. For fiscal 2019, the Compensation Committee approved the following changes to our executive compensation program (i) added a second performance metric based on sales to the performance-based annual cash bonus awards; (ii) approved a long-term incentive mix of performance-based restricted stock (50%), time-based restricted stock (25%), and options (25%); and (iii) changed the performance measure for the performance-based restricted stock awards to relative total shareholder return (measured by comparing Dorman’s total shareholder return to the S&P Mid-Cap 400 Growth Index for the 2019-2021 performance period). Our Compensation Committee made these changes as it believes they are consistent with our compensation philosophy, pay for performance environment and market trends.

The fiscal 2019 performance-based annual cash awards will be issued pursuant to the 2018 Cash Plan. See “Executive Compensation: Compensation Discussion and Analysis — The Components of the Executive Compensation Program — 2018 Cash Plan.” All fiscal 2019 long-term incentive equity awards will be issued pursuant to the 2018 Plan, which was approved by our shareholders at the 2018 Annual Meeting of Shareholders. See “Executive Compensation: Compensation Tables —Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables — Equity Plans.” In addition, in January 2019 we entered into an employment agreement with Mr. Olsen. See “Executive Compensation: Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Employment Agreements with Named Executive Officers — Mr. Olsen” and entered into an Offer Letter with Mr. Hession.

In fiscal 2019, our Compensation Committee adopted a clawback policy which allows the Company to recover performance-based compensation, whether cash or equity, from a current or former executive officer in the event the Board determines that such executive officer engaged in fraud, willful misconduct or gross negligence that directly caused or otherwise materially contributed to the need for a restatement of the Company’s financial results due to material noncompliance with any financial reporting requirement under the federal securities laws. Under such policy, the Company may recoup annual incentives and long-term incentives received by such executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such restatement if the Board determines, in its reasonable discretion, that any such performance-based compensation would not have been paid, awarded or vested or would have been at a lower amount had it been based on the restated financial results. The Board has the sole discretion to determine the form and timing of the recovery, which may include repayment, forfeiture and/or an adjustment to future performance-based compensation payouts or awards. The remedies under the clawback policy are in addition to, and not in lieu of, any legal and equitable claims available to the Company.

Stock Ownership Guidelines

Consistent with our executive compensation philosophy and the principle of aligning executive and shareholder interests, our Compensation Committee adopted stock ownership guidelines, effective as of January 1, 2015, which require our named executive officers to maintain minimum ownership levels of our common stock. Under these guidelines, our Chief Executive Officer is expected to own shares of our common stock that have a value at least equal to six times his annual base salary and each of our other named executive officers is expected to own shares of our common stock that have a value at least equal to three times his annual base salary.

Shares that are counted for purposes of satisfying ownership requirements include:

●	Shares owned directly (including through open market purchases, vesting of restricted stock awards or exercise of stock options);

●	Shares held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members; and

●	Shares attributable to an individual’s vested account balance in any savings or retirement plan maintained by the Company.

Stock options and unvested restricted stock will not be considered when determining an individual’s stock ownership. All of our named executive officers must comply with these ownership requirements within five years following the later of (i) his date of hire or promotion, or (ii) January 1, 2015.

The foregoing stock ownership requirements will be measured annually in January. For purposes of the measurement, the individual’s stock ownership shall be valued based on the average closing price of our common stock for the prior calendar year.

Anti-Hedging Policy

Pursuant to our Insider Trading Policy, we prohibit our directors, officers and employees from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward, equity swap, collar or exchange fund, that is designed to hedge or offset any decrease in the market value of Dorman securities. Our Insider Trading Policy also prohibits our directors, officers and employees from:

●	participating in short sales of Dorman securities;

●	participating in a transaction involving publicly traded options, such as puts, calls or other derivative securities, involving Dorman securities; and

●	holding Company securities in margin accounts or pledging Company securities as collateral for a loan.

Currently, each of our directors and named executive officers are in compliance with this anti-hedging policy.

Compensation Committee Report

The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933, as amended, referred to as the “Securities Act,” or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K of the Company for the fiscal year ended December 29, 2018.

Compensation Committee

John J. Gavin, Chairman	Paul R. Lederer
Richard T. Riley Kelly A. Romano	G. Michael Stakias

Executive Compensation: Compensation Tables

Summary Compensation Table for Fiscal 2018

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to the individuals listed in the table below, collectively referred to as our “named executive officers,” for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below:

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Steven L. Berman	2018	360,000	—	153,806	76,934	158,066	16,800	765,606
Executive Chairman, Secretary and Treasurer	2017	360,000	—	153,820	76,924	335,611	10,800	937,155
	2016	360,000	—	153,841	76,917	480,355	10,600	1,081,713

Mathias J. Barton	2018	700,000	—	373,342	186,656	307,351	16,800	1,584,149
Former President and Chief Executive Officer	2017	682,692	—	373,304	186,661	594,302	10,800	1,847,759
	2016	600,000	—	1,153,296	128,200	744,304	10,653	2,636,453

Kevin M. Olsen	2018	437,404	—	161,351	80,680	177,093	16,800	873,328
President and Chief Executive Officer; Former Chief Operating Officer; Former Executive Vice President, Chief Financial Officer	2017 2016	414,038 212,692	— 50,000	155,823 519,870	77,924 145,152	201,025 169,701	10,800 125,000	859,610 1,222,415

Jeffrey L. Darby	2018	384,303	—	115,862	57,900	98,929	16,800	673,794
Senior Vice President, Sales and Marketing	2017	369,620	—	491,684	56,255	175,313	10,800	1,103,672
	2016	343,917	—	194,600	40,125	238,114	10,613	827,369

Michael B. Kealey	2018	437,404	—	821,316	80,680	177,093	16,800	1,533,293
Executive Vice President, Commercial	2017	403,654	—	155,843	77,929	271,788	10,800	920,014
	2016	360,000	—	215,769	47,997	275,206	10,613	909,585

Michael P. Ginnetti Former Interim Chief Financial Officer	2018 2017 2016	232,221 225,458 220,000	50,000 — —	46,722 22,683 123,524	23,332 22,650 —	35,336 49,610 —	16,800 10,800 9,707	404,411 331,201 353,231

(1)

Mr. Barton served as President through August 6, 2018 and Chief Executive Officer through December 31, 2018. Mr. Olsen served as Executive Vice President, Chief Financial Officer through August 6, 2018; President and Chief Operating Officer for the period of August 6, 2018 through December 31, 2018; and began serving as President and Chief Executive Officer on January 1, 2019. Mr. Ginnetti served as the Company’s interim Chief Financial Officer for the period of August 6, 2018 through February 28, 2019.

(2)

Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. See also Note 13 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

Stock awards granted in fiscal 2018 include grants of: (i) time-vested restricted stock to Mr. Kealey, and (ii) performance-based restricted stock to each of our named executive officers. We calculated the estimated fair value of the time-vested restricted stock award and the performance-based restricted stock awards using the closing price per share of our common stock on the grant date. The grant date fair value for the performance-based restricted stock awards granted in 2018 was calculated based upon the probable outcome of the performance conditions on the grant date and is consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under ASC Topic 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome was assumed to be at target level attainment.

The table below shows the grant date fair value of each of the time-vested restricted stock award and the performance-based restricted stock awards which were granted to our named executive officers in fiscal 2018 based on such probable outcome, as applicable, as well as the value of the performance-based restricted stock awards at the grant date assuming that the maximum level of the performance conditions (200% of target) will be achieved.

Named Executive Officer	Grant Date Fair Value of 2018 Time-Vested Restricted Stock Awards ($)	Grant Date Fair Value of 2018 Performance-Based Restricted Stock Awards ($)	Value of 2018 Performance- Based Restricted Stock Awards at Maximum Performance Level ($)
S. Berman	—	153,806	307,612

M. Barton	—	373,342	746,685

K. Olsen	—	161,351	322,702

J. Darby	—	115,862	231,725

M. Kealey	659,965	161,351	322,702

M. Ginnetti	—	46,722	93,444

The stock awards granted to named executive officers in fiscal 2018 are subject to vesting and performance conditions described on pages 29-30 and page 32.

(3)

Represents the grant date fair value of option awards determined in accordance with FASB ASC Topic 718. We calculate the grant date fair value of option awards using the Black-Sholes option pricing model using assumptions set forth in Note 13 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

(4)

Represents annual cash bonuses paid after the fiscal year with respect to that fiscal year’s performance to our named executive officers. All incentive cash bonus awards issued in fiscal 2018 to our named executive officers, other than the Mr. Ginnetti, were issued pursuant to our 2010 Cash Bonus Plan. Mr. Ginnetti’s incentive cash bonus award issued in fiscal 2018 was issued pursuant to the VP program. Mr. Barton resigned as an officer and employee of the Company effective December 31, 2018, prior to the date that the annual cash bonuses were paid to our executive officers. Pursuant to his transition agreement, Mr. Barton received a payment of $307,351, which is an amount equal to the annual cash bonus that would have been payable to Mr. Barton under the 2010 Cash Bonus Plan with respect to fiscal 2018 had he not resigned. Such payment to Mr. Barton was paid at the same time as the annual cash bonuses were paid to other executives.

(5)	The “All Other Compensation” column for the fiscal year ended December 29, 2018 includes: $16,800 in employer contributions to the 401(k) Retirement Plan for each of our named executive officers.

Grants of Plan-Based Awards for Fiscal 2018

The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 29, 2018.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Grant Date	Date of Comp Comm Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
Steven L. Berman	—	—	108,000	216,000	432,000	—	—	—	—	—	—	—
	03/07/2018	2/23/2018	—	—	—	1,060	2,120	4,240	—	—	—	153,806
	03/07/2018	2/23/2018	—	—	—	—	—	—	—	5,012	72.55	76,934

Mathias J. Barton	—	—	210,000	420,000	840,000	—	—	—	—	—	—	—
	03/07/2018	2/23/2018	—	—	—	2,573	5,146	10,292	—	—	—	373,342
	03/07/2018	2/23/2018	—	—	—	—	—	—	—	12,160	72.55	186,656

Kevin M. Olsen	—	—	121,000	242,000	484,000	—	—	—	—	—	—	—
	03/07/2018	2/23/2018	—	—	—	1,112	2,224	4,448		—	—	161,351
	03/07/2018	2/23/2018	—	—	—	—	—	—	—	5,256	72.55	80,680

Jeffrey L. Darby	—	—	67,594	135,188	270,375	—	—	—	—	—	—	—
	03/07/2018	2/23/2018	—	—	—	799	1,597	3,194	—	—	—	115,862
	03/07/2018	2/23/2018	—	—	—	—	—	—	—	3,772	72.55	57,900

Michael B. Kealey	—	—	121,000	242,000	484,000	—	—	—	—	—	—	—
	03/07/2018	2/23/2018	—	—	—	1,112	2,224	4,448		—	—	161,351
	03/07/2018	2/23/2018	—	—	—	—	—	—		5,256	72.55	80,680
	12/12/2018	12/12/2018	—	—	—	—	—	—	7,691			659,965

Michael P. Ginnetti	—	—	23,340	46,680	93,360	—	—	—	—	—	—	—
	03/07/2018	2/23/2018	—	—	—	161	322	644	—	—	—	23,361
	03/07/2018	2/23/2018	—	—	—	161	322	644	—	—	—	23,361
	03/07/2018	2/23/2018	—	—	—	—	—	—	—	1,520	72.55	23,332

(1)

Represents the potential fiscal 2018 annual cash bonus awards under the 2010 Cash Bonus Plan and the VP program. See pages 26-28. for more information on the fiscal 2018 annual cash bonus awards, including the applicable performance conditions. Actual cash amounts paid in connection with the fiscal 2018 annual cash bonus awards are set forth in the Summary Compensation Table above.

(2)	Represents performance-based restricted stock awards granted under the 2008 Plan in fiscal 2018. Such awards are subject to vesting and performance conditions described on pages 29-30.

(3)	Represents a time-vested restricted stock award granted under the 2018 Plan in fiscal 2018. Such award is subject to vesting conditions described on page 32.

(4)	Represents options to purchase common stock granted under the 2008 Plan in fiscal 2018. Such options are subject to vesting conditions described on page 29.

(5)

Represents the grant date fair value computed in accordance with ASC Topic 718. See also Note 13 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 and Footnotes 2 and 3 to the Summary Compensation Table above.

Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables

Employment Agreements

Amended and Restated Employment Agreement with Steven L. Berman. On December 28, 2015, the Company entered into an amended and restated employment agreement with Mr. Berman. The agreement provides for an initial term of approximately three years expiring March 31, 2019, with the term of Mr. Berman’s employment being automatically extended for an additional one year period on March 31, 2019 and on each anniversary of March 31, 2019, unless earlier terminated as provided in the agreement.

Pursuant to the amended and restated employment agreement, Mr. Berman’s annual base salary was set at $360,000 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The amended and restated employment agreement also provides for eligibility for (i) annual bonuses provided under the 2010 Cash Bonus Plan or other plans maintained by us, and (ii) grants of awards under the 2008 Plan or other equity-related incentive plans maintained by us, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the amended and restated employment agreement provides that Mr. Berman will be eligible to participate in other employee benefit plans or arrangements generally available to our executive officers and entitled to not less than four weeks paid vacation per year.

In addition, Mr. Berman’s amended and restated employment agreement contains a clawback provision which provides that any incentive-based compensation, or any other compensation, paid to the executive which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement).

Mr. Berman’s amended and restated employment agreement can be terminated by us with or without “Cause” or by Mr. Berman for “Good Reason” or for no reason, as such terms are defined in the agreement. The agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter. In addition, the agreement includes standard confidentiality and trade secret provisions typically included in agreements of this type.

Additionally, Mr. Berman’s amended and restated employment agreement contains provisions that provide for certain payments upon termination of employment. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control” for a discussion of potential payments to Mr. Berman pursuant to his amended and restated employment agreement upon a termination of his employment with us.

Employment Agreement with Mathias J. Barton. On December 28, 2015, we entered into an employment agreement with Mr. Barton. The agreement had a term of three years and expired on December 28, 2018. Mr. Barton stepped down as our President effective as of August 6, 2018 and retired as our Chief Execuive Officer on December 31, 2018. On October 25, 2018, we entered into a transition agreement with Mr. Barton. See “Executive Compensation: Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Transition Agreement with Mr. Barton.”

Pursuant to Mr. Barton’s employment agreement, which was in effect during fiscal 2018, annual base salary was set at $600,000 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The employment agreement also provided for eligibility for (i) annual bonuses provided under the 2010 Cash Bonus Plan or other plans maintained by us, and (ii) grants of awards under the 2008 Plan or other equity-related incentive plans maintained by us, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the employment agreement provided that Mr. Barton would be eligible to participate in other employee benefit plans or arrangements generally available to our executive officers and entitled to four weeks paid vacation per year.

In addition, Mr. Barton’s employment agreement contained a clawback provision which provided that any incentive-based compensation, or any other compensation, paid to the executive which was subject to recovery under any law, government regulation or stock exchange listing requirement, would be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement).

Mr. Barton’s employment agreement could have been terminated by us with or without “Cause” or by Mr. Barton for “Good Reason” or for no reason, as such terms were defined in the employment agreement. Mr. Barton’s employment agreement also provided for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter. In addition, the agreement included standard confidentiality and trade secret provisions typically included in agreements of this type.

Additionally, Mr. Barton’s employment agreement contained provisions that provided for certain payments upon termination of employment. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control.”

Employment Agreement with Kevin M. Olsen. On January 10, 2019, we entered into an employment agreement with Mr. Olsen, effective as of January 1, 2019. The agreement has a term of three years expiring December 31, 2021 with the term of Mr. Olsen’s employment being automatically extended for an additional one year period on December 31, 2021 and on each anniversary of December 31, 2021, unless earlier terminated as provided in the employment agreement.

Pursuant to Mr. Olsen’s employment agreement, annual base salary was set at $600,000 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The employment agreement also provides for eligibility for (i) annual cash bonuses under the 2018 Cash Plan or other cash incentive plans maintained by us, and (ii) grants of awards under the 2018 Plan or other equity-related incentive plans maintained by us, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the employment agreement provides that, subject to limitations related to the amount of applicable premiums, we will acquire and pay the applicable premium on (A) a $2.0 million term life insurance policy on the life of Mr. Olsen which will be payable to a beneficiary designated by Mr. Olsen; and (B) a long-term disability insurance policy for Mr. Olsen with a benefit in the amount of 60% of Mr. Olsen’s monthly earnings as of immediately prior to the incurrence of a disability. Mr. Olsen will also be eligible to participate in other employee benefit plans or arrangements generally available to our executive officers and entitled to four weeks paid vacation per year. In addition, in connection with the execution of the employment agreement, Mr. Olsen would be granted an equity incentive award with an aggregate value equal to $1,000,000, 50% of such award in the form of time-based restricted stock and 50% of such award in the form of performance-based restricted stock. Mr. Olsen’s employment agreement may be terminated by us with or without “Cause” or by Mr. Olsen for “Good Reason” or for no reason, as such terms are defined in the employment agreement. Mr. Olsen’s employment agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and eighteen months thereafter. The agreement also includes standard confidentiality and trade secret provisions typically included in agreements of this type.

Additionally, Mr. Olsen’s employment agreement contains provisions that provide for certain payments upon termination of employment. The following table summarizes such payments provided in connection with Mr. Olsen’s termination of employment:

Type of Termination	Payments and Benefits
Termination with Cause or if Mr. Olsen Resigns Without Good Reason

•      any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;

•       reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;

•       payment for any accrued but unused vacation time in accordance with Company policy; and

•       such vested accrued benefits, and other payments, if any, as to which the executive (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination.

The payments and benefits in the four bullet points above are collectively referred to as the “Amounts and Benefits.”

Termination Without Cause or if Mr. Olsen Resigns With Good Reason

•       Amounts and Benefits;

•       base salary payments will continue to be paid for eighteen months following the date of termination in accordance with the usual payroll practices of the Company;

•       payment of an amount equal to 150% of Mr. Olsen’s target annual bonus that was in effect at the time of termination under any cash incentive plan maintained by the Company;

•       payment of an amount equal to a pro-rated annual bonus for the year in which such employment termination occurs:

◾       if employment terminates after September 30 of any year, Mr. Olsen will receive a pro- rated amount of the annual bonus (if any) that Mr. Olsen would have otherwise received under any cash incentive plan maintained by the Company had he remained employed with the Company with such amount to be calculated by the Board in its discretion in a similar manner as bonuses are calculated for other executives;

◾       if employment terminates on or before September 30 of any year, Mr. Olsen will receive a pro- rated amount of his target annual bonus that was in effect at the time of termination under any cash incentive plan maintained by the Company;

•       during the period during which Mr. Olsen, his spouse and/or dependents are entitled to and validly elect continuation coverage under COBRA or similar state law (provided that in no event will such period exceed eighteen months), monthly cash payments in an amount equal to the monthly premium for such coverage.

Termination upon Death or Disability	• Amounts and Benefits; and • base salary payments will continue to be paid for three months following the date of termination in accordance with the usual payroll practices of the Company.

Mr. Olsen’s employment agreement contains a clawback provision which provides that the compensation and benefits provided by the Company under the employment agreement or otherwise is subject to recoupment or clawback under any applicable Company clawback or recoupment policy that is generally applicable to the Company’s executives, as may be in effect from time to time, or as required by law, government regulation or stock exchange listing requirement.

Equity Plans

2008 Stock Option and Stock Incentive Plan. Our 2008 Plan was approved by our shareholders on May 20, 2009. Pursuant to the 2008 Plan, we were able to grant up to 2,000,000 shares of common stock in the form of shares of restricted stock, incentive stock options and non-qualified stock options or combinations thereof to officers, directors, employees, consultants and advisors. The 2008 Plan is administered by the Compensation

Committee. On May 10, 2018 at the 2018 Annual Meeting of Shareholders, our shareholders approved the 2018 Plan which our Board had previously approved, subject to such shareholder approval. In connection therewith, the 2018 Plan replaced the 2008 Plan and no further awards can be made under the 2008 Plan. At December 29, 2018, 328,194 shares remain subject to outstanding awards under the 2008 Plan.

2018 Stock Option and Stock Incentive Plan. Our 2018 Plan was approved by our shareholders on May 10, 2018. The purpose of the 2018 Plan is to provide additional incentive to officers, directors, employees, consultants and advisors by encouraging them to invest in shares of our common stock and providing for awards in the form of options, stock appreciation rights, restricted shares and restricted stock units. The 2018 Plan is administered by the Compensation Committee.

Subject to adjustment as provided in the 2018 Plan, 1,200,000 shares of our common stock may be issued pursuant to the 2018 Plan upon exercise of awards with not more than 600,000 shares being issued upon the exercise of incentive stock options. If an award is forfeited, terminates or expires without having been exercised in full, the shares underlying such forfeited, terminated or expired award will return to the pool of shares available for issuance under the 2018 Plan.

The 2018 Plan sets forth the following individual limits:

●	the maximum grant date value of shares subject to awards granted to any officer, employee, consultant or advisor during any calendar year may not exceed $5,000,000 in total value; and

●

the maximum grant date value of shares subject to awards granted to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, may not exceed $500,000 in total value.

Awards will be evidenced by award agreements (which need not be identical) in such forms as the Compensation Committee may from time to time approve. All awards must be granted on or before the tenth anniversary of the effective date of the 2018 Plan. All awards under the 2018 Plan will be subject to the provisions of any clawback or recoupment policy approved by the Board and/or the Compensation Committee, as such policy may be in effect from time to time.

Pay Ratio

The following describes the relationship of the annual total compensation of Dorman employees to the annual total compensation of Mathias J. Barton, our Chief Executive Officer during 2018. For fiscal 2018, the median of the annual total compensation of all of our employees, other than Mr. Barton, was $44,557. Mr. Barton’s annual total compensation was $1,584,149. This represents the amount reported in the fiscal 2018 Total column of the Summary Compensation Table above. Based on this information, the ratio of the annual total compensation of Mr. Barton to the median of the annual total compensation of all employees is estimated to be 36 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. For fiscal 2017, we had excluded (i) all employees of MAS Automotive Distribution Inc., which we acquired during 2017, and (ii) all non-U.S. employees by relying on the de minimis exemption. For fiscal 2018, these exclusions to our employee popoulation were not available. Accordingly, due to the changes in our employee population, we determined to identify a new median employee for fiscal 2018. We selected December 28, 2018 as the date on which to determine our median employee. As of December 28, 2018, excluding employees of Electronics Remanufacturing Company, LLC and Flight Systems Automotive Group, LLC, our employee population consisted of approximately 2,011 individuals, with 1,838 employees in the United States, 112 employees in Canada, 52 employees in China, 3 employees in Taiwan, 3 employees in India and 3 employees in Mexico. We excluded approximately 47 employees of Electronics Remanufacturing Company, LLC which we acquired during fiscal 2018 in a transaction that closed on June 14, 2018 and approximately 208 employees of Flight Systems Automotive Group, LLC, which we acquired during fiscal 2018 in a transaction that closed on August 31, 2018.

For purposes of identifying the median employee from our employee population base, we considered base wages plus overtime pay, as compiled from our payroll records. Compensation paid in Canadian currency was converted to U.S. dollars based on the 2018 average exchange rate. In addition, we measured compensation for purposes of determining the median employee using the fiscal period ending December 29, 2018. Using this methodology, we determined that our median employee was a full-time, hourly employee located in the United States. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with the SEC executive compensation disclosure rules.

Outstanding Equity Awards at December 29, 2018

The following table sets forth information regarding unexercised options and unvested stock awards for each of our named executive officers outstanding at December 29, 2018.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Steven L. Berman	02/12/2016	4,881	4,880	41.59	02/12/2021	—	—	—	—
	02/12/2016	—	—	—	—	—	—	2,663(5)	235,276
	02/27/2017	1,227	3,682	78.64	02/27/2022	—	—	—	—
	02/27/2017	—	—	—	—	—	—	1,956(6)	172,812
	03/07/2018	—	5,012	72.55	03/07/2023	—	—	—	—
	03/07/2018	—	—	—	—	—	—	2,120(7)	187,302

Mathias J. Barton	02/12/2016	—	8,134	41.59	2/12/2021	—	—	—	—
	02/12/2016	—	—	—	—	—	—	4,439(5)	392,186
	02/27/2017	—	8,934	78.64	02/27/2022	—	—	—	—
	02/27/2017	—	—	—	—	—	—	4,747(6)(8)	419,398
	03/07/2018		12,160	72.55	03/07/2023	—	—	—	—
	03/07/2018	—	—	—	—	—	—	5,146(7)(8)	454,649

Kevin M. Olsen	6/13/2016	7,200	7,200	53.32	6/13/2021	—	—	—	—
	6/13/2016	—	—	—	—	3,250	287,138	—	—
	02/27/2017	1,185	3,553	78.64	02/27/2022	—	—	—	—
	02/27/2017	—	—	—	—	—	—	1,888(6)	166,805
	06/08/2017	54	162	82.59	06/08/2022	—	—	—	—
	06/08/2017	—	—	—	—	—	—	89(6)	7,863
	03/07/2018	—	5,256	72.55	03/7/2023	—	—	—	—
	03/07/2018	—	—	—	—	—	—	2.224(7)	196,490

Jeffrey L. Darby	12/10/2009	4,000	—	7.74	12/10/2019	—	—	—	—
	02/12/2016	2,546	2,546	41.59	2/12/2021	—	—	—	—
	02/12/2016	—	—	—	—	—	—	1,389(5)	122,718
	02/27/2017	898	2,692	78.64	02/27/2022	—	—	—	—
	02/27/2017	—	—	—	—	—	—	1,431(6)	126,429
	08/07/2017	—	—	—	—	4,000	353,400	—	—
	03/07/2018	—	3,772	72.55	03/07/2023	—	—	—	—
	03/07/2018	—	—	—	—	—	—	1,597(7)	141,095

Michael B. Kealey	02/12/2016	3,046	3,045	41.59	2/12/2021	—	—	—	—
	02/12/2016	—	—	—	—	—	—	1,662(5)	146,838
	02/27/2017	1,037	3,111	78.64	02/27/2022	—	—	—	—
	02/27/2017	—	—	—	—	—	—	1,653(6)	146,043

	06/08/2017	190	569	82.59	06/08/2022	—	—	—	—
	06/08/2017	—	—	—	—	—	—	313(6)	27,654
	03/07/2018	—	5,256	72.55	03/07/2023	—	—	—	—
	03/07/2018	—	—	—	—	—	—	2,224(7)	196,490
	12/12/2018	—	—	—	—	7,691	679,500	—	—

Michael P. Ginnetti	02/27/2016	—	—	—	—	1,200	106,020	—	—
	03/09/2017	360	1,079	78.76	03/09/2022	—	—	—	—
	03/09/2017	—	—	—	—	—	—	288(6)	25,445
	03/07/2018	—	1,520	72.55	03/07/2023	—	—	—	—
	03/07/2018	—	—	—	—	—	—	235(9)	20,762
	03/07/2018	—	—	—	—	—	—	322(7)	28,449

(1)	Represents outstanding and unexercised options which were exercisable at December 29, 2018.

(2)

Represents outstanding and unexercised options which were unexercisable at December 29, 2018. All options set forth in this column vest in four equal annual installments beginning on the first anniversary of the date of grant.

(3)

Represents outstanding and unvested awards of time-vested restricted stock at December 29, 2018. All unvested restricted stock awards set forth in this column held by (i) Mr. Olsen vest at a rate of 1/3 per year, beginning on the first anniversary of the date of grant, (ii) Messrs. Darby and Ginnetti vest at a rate of 20% per year, beginning on the first anniversary of the date of grant, and (iii) Mr. Kealey vest in full on the third anniversary of the date of grant.

(4)	Calculated by multiplying the closing price per share of the Company’s common stock on December 28, 2018, $88.35, by the number of shares.

(5)

Represents performance-based restricted stock awards granted in fiscal 2016 for the 2016-2018 Performance Cycle and vested on March 6, 2019. Awards vested based on actual performance certified by the Compensation Committee on March 6, 2019.

(6)

Represents performance-based restricted stock awards granted in fiscal 2017 for the 2017-2019 Performance Cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeded the threshold performance measures, these awards are shown at target. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal 2020 for the 2017-2019 Performance Cycle.

(7)

Represents performance-based restricted stock awards granted in fiscal 2018 for the 2018-2020 Performance Cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeded the threshold performance measures, these awards are shown at target. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal 2021 for the 2018-2020 Performance Cycle.

(8)	In connection with his resignation as an officer of the Company, Mr. Barton forfeited these performance-based restricted stock awards as of December 31, 2018.

(9)

Represents performance-based restricted stock award granted in fiscal 2018 and vested on March 6, 2019. Award vested based on actual performance certified by the Compensation Committee on March 6, 2019.

Option Exercises and Stock Vested for Fiscal 2018

The following table provides information about the value realized by the named executive officers upon the exercise of option awards and the vesting of stock awards during the fiscal year ended December 29, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven L. Berman	—	—	—	—
Mathias J. Barton	11,113	399,641	7,300	560,008
Kevin M. Olsen	—	—	3,250	224,868
Jeffrey L. Darby	—	—	2,375	172,670
Michael B. Kealey	—	—	1,440	102,758
Michael P. Ginnetti	—	—	648	46,426

(1)

The value realized on the exercise of option awards is calculated by determining the difference between the market value of the underlying common stock on the exercise date and the exercise price of the option awards. Reflects the gross amount realized without netting the value of shares surrendered to pay the exercise price.

(2)

The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the market value of the common stock on the vesting date. Reflects the gross amount realized without netting the value of shares surrendered to satisfy tax withholding obligations.

Non-Qualified Deferred Compensation for Fiscal 2018

The following table sets forth the non-qualified deferred compensation activity for each of our named executive officers during the fiscal year ended December 29, 2018 as well as the aggregate non-qualified deferred compensation balances at December 29, 2018:

Name	Executive Contributions in Fiscal 2018 ($)(1)	Registrant Contributions in Fiscal 2018 ($)	Aggregate Earnings in Fiscal 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 29, 2018 ($)(2)
Steven L. Berman	—	—	—	—	—

Mathias J. Barton	146,838	—	(16,178)	127,433	1,224,139

Kevin M. Olsen	61,769	—	(6,956)	—	123,072

Jeffrey L. Darby	—	—	(1,781)	—	36,949

Michael B. Kealey	30,831	—	(14,905)	—	188,897

Michael P. Ginnetti	11,611	—	(2,583)	14,045	34,473

(1)

Represents amounts deferred by each named executive officer to our non-qualified deferred compensation plan and reported in the Summary Compensation Table above under “Salary” or “Non-Equity Incentive Plan Compensation” for fiscal 2018.

(2)

Amounts reported in the Aggregate Balance at December 29, 2018 which were previously reported as compensation to the named executive officers in the summary compensation tables included in prior SEC filings for previous years included $968,958, $28,125, $154,014, $66,818 and $11,190 for Messrs. Barton, Darby, Kealey, Olsen and Ginnetti respectively. These amounts represent executive contributions for prior years.

Narrative Disclosure to Non-Qualified Deferred Compensation Table

Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors, including our named executive officers, who are key to our future success and to help attract and retain management talent going forward. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of ERISA and comply with Section 409A of the Code.

Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment, (ii) on a specified date selected by the participant after a minimum deferral period, (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.

In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our named executive officers must remain as employer assets, subject to the claims of our general creditors in the event of bankruptcy or forced liquidation of the Company.

Potential Payments upon Termination or Change in Control

In fiscal 2018 upon termination of employment and/or upon a change in control, our named executive officers would have been entitled to receive from us potential payments and benefits under the following agreements and plans:

●	employment agreements and severance arrangements with our named executive officers;
●	our 2008 Plan;
●	our 2018 Plan;
●	our 2010 Cash Bonus Plan; and
●	our Non-Qualified Deferred Compensation Plan.

Employment Agreements with Messrs. Berman and Barton. On December 28, 2015, we entered into an amended and restated employment agreement with Mr. Berman and an employment agreement with Mr. Barton. The following table summarizes certain severance payments and benefits provided in connection with Mr. Berman’s or Mr. Barton’s termination of employment pursuant to their respective employment agreements in effect during fiscal 2018. Mr. Barton’s employment agreement had a term of three years and expired on December 28, 2018. Accordingly, the severance provisions contained in Mr. Barton’s employment agreement were not in effect on December 29, 2018, the last day of fiscal 2018.

Type of Termination	Payments and Benefits
Termination with Cause or if Executive Resigns Without Good Reason	Steven L. Berman	Mathias J. Barton

•    any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;

•    reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;

•    payment for any accrued but unused vacation time in accordance with Company policy; and

•    such vested accrued benefits, and other payments, if any, as to which the executive (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination.

The payments and benefits in the four bullet points above are collectively referred to as the “Amounts and Benefits.”

•    any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;

•    reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;

•    payment for any accrued but unused vacation time in accordance with Company policy; and

•    such vested accrued benefits, and other payments, if any, as to which the executive (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination.

The payments and benefits in the four bullet points above are collectively referred to as the “Amounts and Benefits.”

Termination as a Result of Death, Disability, Without Cause or if Executive Resigns With Good Reason

•    Amounts and Benefits;

•    base salary payments will continue to be paid for three years following the date of termination in accordance with the usual payroll practices of the Company;

•    in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the three year period following the date of termination; and

•    for three years following the date of termination, the Company shall continue on behalf of the executive and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to the executive immediately prior to the date of termination or reimburse the executive for his medical, dental, vision and hospitalization related expenses, subject to reduction if the executive obtained any such benefits pursuant to a subsequent employer’s benefit plans.

•    Amounts and Benefits;

•    base salary payments until the expiration of the term of the agreement in accordance with the usual payroll practices of the Company;

•    in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the remainder of the term of the agreement; and

•    for the remainder of the term of the agreement, the Company shall continue on behalf of the executive and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to the executive immediately prior to the date of termination or reimburse the executive for his medical, dental, vision and hospitalization related expenses, subject to reduction if the executive obtained any such benefits pursuant to a subsequent employer’s benefit plans.

Notwithstanding any provision to the contrary in the employment agreements, the Company’s obligation to pay or to provide the above payments and benefits (other than the Amounts and Benefits) are conditioned on the executive executing and not revoking a waiver and general release of claims in favor of the Company.

Under the terms of each of the employment agreements, “Disability” is defined as the executive’s “disability” under the Company’s long-term disability plan, if any, otherwise, his inability to perform his duties and responsibilities under the agreement, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 270 days (including weekends and holidays) in any consecutive 365-day period, or (ii) is projected by the Board, in good faith after consulting with a physician selected by the Company, that the condition is likely to continue for a period of at least nine consecutive months from its commencement.

Under the terms of each of the employment agreements, “Cause” is defined as the occurrence of any one of the following as determined by our Board: (i) the willful and continued failure by the executive to attempt in good faith substantially to perform his obligations under the agreement (other than any such failure resulting from incapacity due to a Disability); provided, however, that the Company shall have provided written notice that such actions were occurring and, where practical, afforded at least 30 days to cure; (ii) the indictment of the executive for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) the executive’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.

Under the terms of each of the employment agreements, “Good Reason” is defined as the occurrence of any of the following events without the executive’s consent: (i) a material diminution of the authorities, duties or responsibilities as set forth in the agreement; (ii) the loss of any title(s) with the Company as set forth in the agreement; (iii) a reduction by the Company in the executive’s base salary; (iv) a material change in the executive’s primary place of employment; (v) (a) in the case of Mr. Berman, the failure by the Corporate Governance and Nominating Committee to nominate or re-nominate Mr. Berman as Chairman of the Board, or if the Board removed Mr. Berman as Chairman of the Board (other than as a result of or due to death or Disability, because of a legal prohibition under applicable law or regulation, or for Cause), and (b) in the case of Mr. Barton, the failure by the Corporate Governance and Nominating Committee to nominate or re-nominate Mr. Barton as a member of the Board, or if the Board removed Mr. Barton as a member of the Board (other than as a result of or due to death or Disability, because of a legal prohibition under applicable law or regulation, or for Cause); (vi) the assignment to the executive of duties or responsibilities which were materially inconsistent with any of his duties and responsibilities set forth in the agreement; or (vii) a change in the reporting structure so that the executive reported to someone other than solely and directly to the Board.

Transition Agreement with Mr. Barton. Mr. Barton stepped down as our President effective as of August 6, 2018 and retired as our Chief Execuive Officer on December 31, 2018. On October 25, 2018, we entered into a transition agreement with Mr. Barton. The transition agreement provided that, on the condition that Mr. Barton remained employed by the Company through December 31, 2018, referred to as the “retirement date,” complied with all of his obligations under the transition agreement and his employment agreement, and executed (and did not revoke) a waiver and release of claims in favor of the Company, we would provide Mr. Barton the following:

●

payment of an amount equal to the annual performance-based cash award that would have been payable to Mr. Barton under the 2010 Cash Bonus Plan with respect to fiscal 2018 in the absence of Mr. Barton’s separation, such payment to be calculated in a similar manner, paid at the same time and in the same form as annual cash bonuses were paid to other executives under 2010 Cash Bonus Plan with respect to fiscal 2018, but in no event later than March 15, 2019;

●

the 2016 PRSs granted to Mr. Barton would continue to vest after the retirement date in accordance with the provisions of such award as if Mr. Barton had remained employed with the Company and dependent upon the extent that the performance measures applicable to such award were satisfied as certified by the Compensation Committee, calculated in a similar manner as those of other executives; and

●

we would enter into a consulting services agreement with Mr. Barton pursuant to which Mr. Barton would provide consulting services to the Company through December 31, 2019 in exchange for a consulting fee of $50,000 per quarter.

On January 10, 2019, the Company entered into the consulting agreement with Mr. Barton, effective as of January 1, 2019. In addition, the transition agreement provided that all outstanding stock options held by Mr. Barton under the 2008 Plan which had not vested as of the retirement date would accelerate and vest immediately as of such date. All of such options would, to the extent not exercised, terminate 30 days after Mr. Barton’s retirement date. All performance-based restricted stock awards issued to Mr. Barton in 2017 and in 2018 would be forfeited as of Mr. Barton’s retirement date.

Severance Arrangement with Mr. Darby. We have agreed to provide Mr. Darby, in the event of Mr. Darby’s termination for events outside of Mr. Darby’s control, with a severance payment equal to 50% of his then current base salary per month for the 12 consecutive months following his last day of employment. Termination for events “outside of Mr. Darby’s control” would include events such as a business down-turn or other circumstances unrelated to Mr. Darby’s performance or conduct. Events not outside of Mr. Darby’s control would include poor job performance or Mr. Darby’s failure to comply with the Company’s directives, policies, and procedures. Upon written notice to Mr. Darby, the Company could release Mr. Darby from his non-competition and non-solicitation obligations, at which point the Company’s obligation to make the monthly payments described above would end.

2008 Stock Option and Stock Incentive Plan. The table below sets forth the benefits that each named executive officer holding awards granted under our 2008 Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of the Company pursuant to the terms of the 2008 Plan and our standard award agreements thereunder:

Circumstance	Effect on Awards
Termination of employment as a result of death or disability	The unvested portion of any stock awards shall immediately vest and be free of restriction.

Involuntary termination of employment other than for “cause” (as defined by the Compensation Committee) at any time within 18 months of a “change in control”	The unvested portion of any stock awards shall immediately vest and be free of restriction.

The occurrence of a “change in control” event	The unvested portion of any stock options shall immediately vest and become exercisable.

Under our 2008 Plan and our standard restricted stock agreement and stock option awards thereunder, a “change in control” means: (i) a change within a 12 month period in the holders of more than 50% of the outstanding voting stock of the Company; or (ii) any other events deemed to constitute a “change in control” by the Compensation Committee.

2018 Stock Option and Stock Incentive Plan. The terms of our 2018 Plan and our standard award agreements thereunder provide that if a participant’s employment is terminated, or in the event of a change in contol of the Company, outstanding vested and unvested awards will be subject to the following treatment:

Circumstances	Effect on Awards
Termination of employment as a result of death or disability

●   All unvested restricted stock awards and restricted stock units that vest in whole or in part based on performance will vest pro rata at the end of the performance period to the extent the performance target(s) for the performance period are met.

●   All other unvested restricted stock awards and restricted stock units will become vested.

●   Stock options and SARs will be exercisable for one year unless the award has an earlier expiration date.

For Cause Termination	● All outstanding awards, whether or not vested, earned or exercisable, will be forfeited.
Other Termination Events	● Unvested, unearned or unexercisable awards will be forfeited. ● Exercisable stock options and SARs will be exercisable for a 30-day period unless the award has an earlier expiration date.
The occurrence of a “change in control” event

●   All outstanding options and SARs will automatically accelerate and become fully exercisable.

●   All unvested restricted stock and restricted stock units will immediately vest (with performance-based restricted stock awards and performance-based restricted stock unit awards vesting at maximum performance level).

Unless the Compensation Committee determines otherwise, if a change in control occurs in which our Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant:

●

the Compensation Committee may require that participants surrender their outstanding options and SARs in exchange for a payment by our Company, in cash or common stock as determined by the Compensation Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of common stock subject to the participant’s unexercised options and SARs exceed the option price or base price, and

●

after giving participants an opportunity to exercise all of their outstanding options and SARs, the Committee may terminate any or all unexercised options and SARs at such time as the Committee deems appropriate.

Under the 2018 Plan, “change in control” means:

●

any person or other entity (other than any of the subsidiary companies or any employee benefit plan sponsored by our Company or any of the subsidiary companies) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of our Company normally entitled to vote for the election of directors of our Company (the “Voting Stock”);

●	consummation of the sale of all or substantially all of the property or assets of our Company;

●	our common stock ceases to be publicly traded;

●

consummation of a consolidation or merger of our Company with another corporation (other than with any of the subsidiary companies), which results in the shareholders of our Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity; or

●

a change in our Board occurs with the result that the members of our Board on March 21, 2018 (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of our Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors will be considered an Incumbent Director.

2010 Cash Bonus Plan. Under our 2010 Cash Bonus Plan, the Compensation Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Section 409A of the Code, may, but is not required to, make a full or pro-rated bonus payment to a plan participant for a plan year in the event of the participant’s death, disability, retirement or termination of employment during the plan year or after the end of the plan year; provided, that payments shall only be made on the earlier of (i) the death or disability of the participant, or (ii) the scheduled payment date, referred to collectively as the “Pro-Rated Bonus.”

Potential Payments upon Termination

The following table below shows the estimated maximum amount of payments and benefits that would have been provided by us (or our successor) to our named executive officers assuming that their employment was terminated as of December 29, 2018 for various reasons as described below:

Named Executive Officer and Nature of Payment	Terminated by Us for Cause or Resignation by Officer without Good Reason ($)	Terminated by Us Without Cause ($)	Resignation by Officer With Good Reason ($)	Death or Disability ($)
Steven L. Berman
Amounts and Benefits(1)	8,308	8,308	8,308	8,308
Salary Continuation Benefits(1)	–	1,080,000	1,080,000	1,080,000
Cash Payment in Lieu of Bonus(1)	–	450,000	450,000	450,000
Cost of Continuation of Health Benefits(1) (2)	–	21,159	21,159	21,159
Value of Accelerated Restricted Stock(3)	–	–	–	1,373,843
Cash-Incentive Award (4)	–	–	–	–

Total	8,308	1,559,467	1,559,467	2,933,310

Mathias J. Barton
Salary Continuation Benefits(5)	–	–	–	–
Cash Payment in Lieu of Bonus(5)	–	–	–	–
Cost of Continuation of Health Benefits(5)	–	–	–	–
Value of Accelerated Restricted Stock(3)	–	–	–	2,837,449
Cash-Incentive Award (4)	–	–	–	–

Total	–	–	–	2,837,449

Kevin M. Olsen
Salary Continuation Benefits	–	–	–	–
Value of Accelerated Restricted Stock(3)	–	–	–	1,029,454
Cash-Incentive Award (4)	–	–	–	–

Total	–	–	–	1,029,454

Jeffrey Darby
Salary Continuation Benefits(6)	–	193,125	–	–
Value of Accelerated Restricted Stock(3)	–	–	–	1,229,302
Cash-Incentive Award (4)	–	–	–	–

Total	–	193,125	–	1,229,302

Michael Kealey
Salary Continuation Benefits	–	–	–	–
Value of Accelerated Restricted Stock(3)	–	–	–	1,827,697
Cash-Incentive Award (4)	–	–	–	–

Total	–	–	–	1,827,697

Michael P. Ginnetti
Salary Continuation Benefits	–	–	–	–
Value of Accelerated Restricted Stock(3)	–	–	–	270,704
Cash-Incentive Award(4)	–	–	–	–

Total	–	–	–	270,704

(1)	Represents the amount payable to Mr. Berman pursuant to his amended and restated employment agreement.

(2)	Assumes no increase in premiums.

(3)

Represents the value realized on the acceleration of the vesting of all unvested restricted stock, which value is calculated by multiplying $88.35, the closing price of our common stock on December 28, 2018, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock as of such date. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock is calculated based upon the maximum level attainment. This table includes the value of accelerated restricted stock held by Mr. Barton as of December 29, 2018 and does not give effect to Mr. Barton’s resignation and forfeiture of certain restricted stock awards on December 31, 2018. See “ Executive Compensation: Compensation Tables — Potential Payments upon Termiation or Change in Control — Transition Agreement with Mr. Barton.”

(4)

Assumes the Compensation Committee would not have paid Messrs. Berman, Barton, Darby, Kealey, and Olsen a Pro-Rated Bonus. Also assumes that the Compensation Committee would not have paid Mr. Ginnetti a cash incentive bonus pursuant to the VP program.

(5)

Mr. Barton’s employment agreement had a term of three years and expired on December 28, 2018. Accordingly, the severance provisions contained in Mr. Barton’s employment agreement were not in effect on December 29, 2018, the last day of fiscal 2018. Mr. Barton stepped down as our President effective as of August 6, 2018 and retired as our Chief Execuive Officer on December 31, 2018. On October 25, 2018, we entered into a transition agreement with Mr. Barton which provided for certain benefits in connection with Mr. Barton’s retirement as of December 31, 2018. See “ Executive Compensation: Compensation Tables — Potential Payments upon Termiation or Change in Control — Transition Agreement with Mr. Barton.”

(6)	Represents the amount payable to Mr. Darby pursuant to his severance arrangement with the Company for salary continuation benefits for termination for events outside of Mr. Darby’s control.

Potential Payments Upon Change in Control

The following table shows the estimated maximum amount of payments and benefits which our named executive officers would have been entitled to upon a change in control of our company that occurred on December 29, 2018 pursuant to our 2008 Plan, 2018 Plan and our standard award agreements under such plans.

Name	Value of Accelerated Vesting of Stock Awards ($)(1)	Value of Accelerated Vesting of Stock Option Awards(2)
Steven L. Berman	1,373,843	343,131
Mathias J. Barton	2,837,449	659,223
Kevin M. Olsen	1,029,454	370,694
Jeffrey L. Darby	1,229,302	204,788
Michael B. Kealey	1,827,697	258,914
Michael P. Ginnetti	270,704	34,364

(1)

Represents (i) the value realized on the acceleration of the vesting of all unvested restricted stock issued pursuant to the 2008 Plan assuming a change in control and the involuntary termination of the named executive officer’s employment occurred on December 29, 2018, and (ii) the value realized on the acceleration of the vesting of all unvested restricted stock issued pursuant to the 2018 Plan assuming a change in control occurred on December 29, 2018. Such value is calculated by multiplying $88.35, the closing price of our common stock on December 28, 2018, the trading day immediately preceding the last day of fiscal 2018, by the number of shares of unvested restricted stock as of such date. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock is calculated based upon the maximum level attainment. This table includes unvested restricted stock held by Mr. Barton as of December 29, 2018 and does not give effect to Mr. Barton’s resignation and forfeiture of certain restricted stock awards on December 31, 2018. See “ Executive Compensation: Compensation Tables — Potential Payments upon Termiation or Change in Control — Transition Agreement with Mr. Barton.”

(2)

Represents the value realized on the acceleration of the vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $88.35, the closing price of our common stock on December 28, 2018, the trading day immediately preceding the assumed termination date, and the exercise price for such stock option. This table includes unvested options held by Mr. Barton as of December 29, 2018. In connection with Mr. Barton’s resignation all outstanding stock options held by Mr. Barton accelerated and vested immediately as of December 31, 2018. See “ Executive Compensation: Compensation Tables — Potential Payments upon Termiation or Change in Control — Transition Agreement with Mr. Barton.”

Termination or Change in Control Provisions in Non-Qualified Deferred Compensation Plan

In addition to the amounts set forth in the tables above, our Non-Qualified Deferred Compensation Plan provides that a participant is 100% vested as to amounts deferred by the participant plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of (i) the first day of the seventh month after separation of employment, (ii) death, or (iii) disability (as defined by Section 409A of the Code). The following table provides information concerning amounts held under our Non-Qualified Deferred Compensation Plan for the benefit of our named executive officers as of December 29, 2018:

Name	Aggregate Balance at December 29, 2018 ($)(1)
Steven L. Berman	–
Mathias J. Barton	1,147,302
Kevin M. Olsen	78,780
Jeffrey Darby	36,949
Michael B. Kealey	171,187
Michael P. Ginnetti	34,473

(1)

Assumes the Compensation Committee would not have paid any of our named executive officers a cash incentive bonus. Accordingly, these amounts do not include amounts deferred by our named executive officers to our non-qualified deferred compensation plan and reported in the Summary Compensation Table above under “Non-Equity Incentive Plan Compensation” for fiscal 2018 that are included in the Non-Qualified Deferred Compensation for Fiscal 2018 table above.

Risk Assessment in Compensation Policies and Practices for Employees

The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:

●	compensation programs provide a mix of short-term and long-term incentives;

●	base salaries are consistent with employees’ duties and responsibilities;

●	cash incentive awards are capped by the Compensation Committee;

●	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals;

●	stock ownership guidelines discourage a short-term focus and further align the long-term interests of executives with the Company’s shareholders; and

●	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.

The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of John J. Gavin (Chairman), Paul R. Lederer, Richard T. Riley, Kelly A. Romano, and G. Michael Stakias in the fiscal year ended December 29, 2018. No person who served as a member of the Compensation Committee during the fiscal year ended December 29, 2018 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 29, 2018, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions

On November 15, 2012, we entered into a lease agreement, referred to as the “lease,” for our primary operating facility in Colmar, Pennsylvania with BREP I, a Pennsylvania limited partnership, which replaced the prior lease agreement between the parties that expired according to its terms on December 28, 2012. The term of the lease began on December 29, 2012 and would have expired on December 31, 2017, referred to as the “base term,” unless terminated or renewed in accordance with its terms. On November 14, 2016, we exercised our option to extend the lease for an additional five year period. The five year renewal term commenced on January 1, 2018 and expires on December 31, 2022. The limited partners of BREP I are Steven L. Berman, our Executive Chairman, Secretary, Treasurer and former Chief Executive Officer, a marital qualified terminable interest property trust for the benefit of Sharyn Berman, Steven L. Berman’s sister-in-law (the “Marital Trust”), of which Steven L. Berman and Sharyn Berman are co-trustees, Steven L. Berman’s father, Jordan S. Berman, and Steven L. Berman’s brothers, Marc H. Berman and Fred B. Berman. Steven L. Berman and the Marital Trust each own a 27.9% interest in BREP I. Steven L. Berman and the Marital Trust are controlling shareholders of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc. Each of Steven L. Berman, Sharyn Berman and Marc H. Berman beneficially own greater than 5% of our outstanding common stock.

The leased facility consists of approximately 342,000 square feet of office, warehouse, and storage space. The lease provides that we will pay BREP I annual rent of $4.40 per square foot, subject to an annual rent increase based on the Consumer Price Index, All Urban Consumers U.S. City Average, All Items. In fiscal 2018, we paid rent of $4.61 per square foot, or approximately $1.6 million, under the lease. The approximate amount of rent paid during the base term and expected to be paid during the renewal term is $8.0 million. The lease is a triple net non-terminable lease under which we are responsible for all expenses attributable to the facility (including maintenance and repair) and the conduct of our operations in compliance with all applicable laws and regulations.

The lease was reviewed and approved by the Audit Committee. In the opinion of the Audit Committee, the terms and rates of the lease are no less favorable than those which could have been obtained from an unaffiliated party.

We have adopted written policies and procedures regarding related person transactions. Our policy intends to cover any transaction described under Item 404(a) of Regulation S-K. The Audit Committee is responsible for reviewing and approving all related person transactions pursuant to the Audit Committee Charter, which has been adopted by the Board. The Audit Committee reviews and approves all related person transactions without regard to the thresholds established for disclosure under Item 404(a) of Regulation S-K. The Chairman of the Audit Committee can be reached by sending a letter to Chairman of the Audit Committee, Confidential – Conduct of Business Affairs at: Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock as of the record date (except as otherwise noted in the footnotes) by (i) each director and nominee for director, (ii) each person who we know to be the beneficial owner of more than 5% of our common stock, (iii) each of our named executive officers, and (iv) all of our current directors and executive officers as a group. As of the record date, 33,002,715 shares of our common stock were outstanding. Except as otherwise indicated, to our knowledge, the beneficial owners of our common stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees and executive officers is that of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent
Steven L. Berman	3,386,059 (2) (3) (4)	10.26%
Sharyn Berman	2,117,710 (2) (3) (5)	6.42%
Marc H. Berman	2,028,653 (2) (6)	6.15%
Blackrock, Inc.	4,046,025 (7)	12.26%
The Vanguard Group	2,757,666 (8)	8.36%
Kevin M. Olsen	52,638 (9)	*
Jeffrey L. Darby	36,693 (10)	*
Michael B. Kealey	41,718 (11)	*
Michael P. Ginnetti	6,864 (12)	*
Mathias J. Barton	61,265 (13)	*
John J. Gavin	4,713 (14)	*
Paul R. Lederer	39,737 (15)	*
Richard T. Riley	20,320 (16)	*
Kelly A. Romano	2,221 (17)	*
G. Michael Stakias	4,881 (18)	*
All current directors and executive officers as a group (11 persons)	3,656,022 (19)	11.06%

*	Denotes less than 1%.

(1)

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded to the closest whole number.

(2)

Pursuant to the Amended and Restated Shareholders’ Agreement, dated as of July 1, 2006, referred to as the “Shareholders’ Agreement,” among Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman, Fred B. Berman, Deanna Berman and the additional shareholders named therein, each referred to as a “Shareholder” and together referred to as the “Shareholders,” except as otherwise provided in the Shareholders’ Agreement with respect to Jordan S. Berman and Deanna Berman, each Shareholder has granted each other Shareholder rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising Shareholders may agree, to purchase shares of common stock of the Company which any of such Shareholders or, upon their death, their respective estate, proposes to sell to third parties. The Company has agreed with the Shareholders that, upon the death of each respective Shareholder, to the extent that any of their shares are not purchased by any of the surviving Shareholders and may not be sold without registration under the Securities Act, the Company will use its best efforts to cause those shares to be registered thereunder. The expenses of any such registration will be borne by the estate of the deceased Shareholder. Deanna Berman is Steven L. Berman’s mother and the spouse of Steven L. Berman’s father, Jordan S. Berman. Marc H. Berman and Fred B. Berman are Steven L. Berman’s brothers. The additional Shareholders that are parties to the Shareholders’ Agreement are trusts affiliated with Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman or Fred B. Berman, or each person’s respective spouse or children.

(3)

Steven L. Berman and Sharyn Berman, in their capacity as co-trustees, share with each other voting and dispositive power with respect to the following shares of common stock: (i) 1,744,629 shares held by twelve different trusts for the benefit of the late Richard N. Berman’s children; and (ii) 202,240 shares held by a marital qualified terminable interest property trust for the benefit of Sharyn Berman.

(4)

Includes: (i) 1,085,738 shares held directly; (ii) 66,542 shares held by The Steven L. Berman Charitable Remainder Trust, of which he is the trustee; (iii) 154,004 shares held by nine different trusts for the benefit of the late Richard N. Berman’s children and grandchildren, of which he is the trustee; (iv) 1,744,629 shares held by the twelve different trusts for the benefit of the late Richard N. Berman’s children described in footnote (3), of which he is a co-trustee; (v) 202,240 shares held by the marital qualified terminable interest property trust for the benefit of Sharyn Berman described in footnote (3), of which he is a co-trustee; (vi) 84,707 shares held by The Steven and Ilene Berman Family Foundation dated December 22, 2001, of which he is a co-trustee; (vii) options to purchase 11,029 shares of common stock, which may be exercised within 60 days of the record date; (viii) 768 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; (ix) 11,224 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (x) 25,178 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. As a sole trustee, Steven L. Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Steven L. Berman has shared power to vote and dispose of the shares held in trust. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Steven L. Berman has 16,492 units in our 401(k) Retirement Plan, which units consist of an aggregate of 25,178 shares of our common stock, as of the record date. Excludes 2,630,690 shares of common stock that, as of the record date, may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (x) of this footnote (4)) as to all of which shares Steven L. Berman disclaims beneficial ownership.

(5)

Includes: (i) 95,195 shares held directly; (ii) 66,542 shares held by The Richard Berman Charitable Remainder Trust, of which she is the trustee; (iii) 1,744,629 shares held by the twelve different trusts for the benefit of the late Richard N. Berman’s children described in footnote (3), of which she is a co-trustee; (iv) 202,240 shares held by the marital qualified terminable interest property trust for her benefit described in footnote (3), of which she is a co-trustee; (v) 8,749 shares held by The Richard N. Berman Foundation dated March 14, 2011, of which she is a co-trustee; and (vi) 355 shares held in a custodial account of which she is the custodian. As a sole trustee or custodian, Sharyn Berman has the sole power to vote and dispose of the shares held in trust or in the custodial account. As a co-trustee, Sharyn Berman has shared power to vote and dispose of the shares held in trust. Excludes 3,899,039 shares of common stock that, as of the record date, may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (vi) of this footnote (5)) as to all of which shares Sharyn Berman disclaims beneficial ownership. The business address of Sharyn Berman is c/o Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915.

(6)

Includes: (i) 124,940 shares held directly; (ii) 1,609,024 shares held by various trusts for which Marc Berman serves as trustee; (iii) 11,143 shares held by Marc Berman’s spouse; (iv) 212,022 shares held by various trusts for which Marc Berman’s spouse serves as trustee; (v) 33,709 shares held by a trust for which Marc Berman and his spouse serve as co-trustees; and (vi) 37,815 shares held by various trusts for which Marc Berman and his sister-in-law serve as co-trustees. As a sole trustee, Marc Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Marc Berman has shared power to vote and dispose of the shares held in trust. Excludes 3,988,096 shares of common stock that, as of the record date, may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (vi) of this footnote (6)) as to all of which shares Marc H. Berman disclaims beneficial ownership. The address of Marc Berman is P.O. Box 645, Springhouse, PA 19477.

(7)

Based solely on a Schedule 13G/A filed with the SEC on January 28, 2019 by BlackRock, Inc., referred to as “BlackRock,” on behalf of BlackRock and its subsidiaries. BlackRock has sole voting power with respect to 3,979,034 shares and shares voting power over no shares, and has sole dispositive power over 4,046,025 shares and shares dispositive power over no shares. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(8)

Based solely on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, referred to as “Vanguard,” on behalf of Vanguard and its subsidiaries. Vanguard has sole voting power with respect to 56,239 shares and shares voting power over 4,005 shares, and has sole dispositive power over 2,700,262 shares and shares dispositive power over 57,404 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)

Includes: (i) 4,906 shares of common stock held directly; (ii) options to purchase 10,937 shares of common stock, which may be exercised within 60 days of the record date; (iii) 10,716 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (iv) 26,079 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(10)

Includes: (i) 13,379 shares of common stock held directly; (ii) options to purchase 10,557 shares of common stock, which may be exercised within 60 days of the record date; (iii) 4,540 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (iv) 8,217 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(11)

Includes: (i) 13,337 shares of common stock held directly; (ii) options to purchase 8,146 shares of common stock, which may be exercised within 60 days of the record date; (iii) 8,451 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; (iv) 11,419 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (v) 365 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Kealey has 239 units in our 401(k) Retirement Plan, which units consist of an aggregate of 365 shares of our common stock, as of the record date.

(12)

Includes: (i) 1,822 shares of common stock held directly; (ii) options to purchase 1,100 shares of common stock, which may be exercised within 60 days of the record date; (iii) 2,107 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (iv) 1,835 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(13)	Includes: (i) 60,665 shares of common stock held directly; and (ii) 600 shares of common stock held in trust for the benefit of Mr. Barton’s children.

(14)	Includes: (i) 3,395 shares of common stock held directly; and (ii) 1,318 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends.

(15)

Includes: (i) 15,361 shares of common stock held directly; (ii) 23,058 shares held by three different trusts for the benefit of Mr. Lederer’s children, of which Mr. Lederer’s spouse is the trustee; and (iii) 1,318 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(16)

Includes: (i) 19,002 shares of common stock held directly; and (ii) 1,318 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(17)

Includes: (i) 903 shares of common stock held directly; and (ii) 1,318 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(18)

Includes: (i) 3,563 shares of common stock held directly; and (ii) 1,318 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(19)

Includes: (i) options to purchase 40,669 shares of common stock, which may be exercised within 60 days of the record date; (ii) 34,251 shares of unvested restricted stock; (iii) 59,530 shares of unvested performance-based restricted stock; and (iv) 25,543 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. All of our current directors and executive officers as a group had 16,731 units in our 401(k) Retirement Plan, which units consist of an aggregate of 25,543 shares of our common stock, as of the record date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC and Nasdaq and to furnish the Company copies. To our knowledge, based solely upon a review of reports furnished to us during, and with respect to, fiscal 2018, and upon written representations received by us from certain reporting persons that no Form 5 is required, all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal 2018.

Report of Audit Committee

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and management’s and KPMG’s evaluations of the Company’s system of internal control over financial reporting contained in the 2018 Annual Report on Form 10-K.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with KPMG (i) the matters specified in Auditing Standard No. 1301, “Communications with Audit Committees,” and (ii) the independence of KPMG from the Company and management. KPMG has provided the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence. The Audit Committee also considered the non-audit services provided by KPMG in their review of KPMG’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 for filing with the SEC.

Audit Committee:

Richard T. Riley, Chairman	Paul R. Lederer

John J. Gavin	G. Michael Stakias

Kelly A. Romano

Proposal II: Advisory Vote on Executive Compensation

As described in detail under the heading “Executive Compensation: Compensation Discussion and Analysis — Executive Compensation Philosophy and Objectives” (see page 21 of this proxy statement), our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:

●	To align the interests of our named executive officers with those of our shareholders by tying a significant portion of compensation to the Company’s financial performance;

●	To link a portion of compensation to the achievement of our annual and long-term financial and other goals;

●

To compensate the Company’s named executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of the executive officers that successfully contribute to our annual and long-term goals;

●	To encourage experienced, talented executives to join the Company; and

●	To motivate our executives to continue to provide excellent performance year after year.

Additional details about our executive compensation programs, including information about executive compensation for the fiscal year ended December 29, 2018, are described under the section entitled “Executive Compensation: Compensation Discussion and Analysis” and “Executive Compensation: Compensation Tables.”

As required by Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the annual meeting:

“RESOLVED, that the shareholders of Dorman Products, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinion of our shareholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In keeping with the preference expressed by our shareholders at our 2017 Annual Meeting of Shareholders, our Board has adopted a policy of holding say-on-pay votes every year until the Company is required to hold another advisory vote on the frequency of say-on-pay votes, which will occur no later than our 2023 Annual Meeting of Shareholders. The next say-on-pay vote will occur at our 2020 Annual Meeting of Shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY

BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS

DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION

DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

Proposal III: Ratification of KPMG LLP as Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the fiscal year ended December 29, 2018 was the firm of KPMG LLP. The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019. A representative of KPMG LLP is expected to be present at the annual meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our Amended and Restated By-laws or otherwise, we are submitting the selection of KPMG LLP to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

THE BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by KPMG LLP as of or for the fiscal years ended December 29, 2018 and December 30, 2017 were:

	Fiscal Year Ended
Services Rendered (1)	December 29, 2018	December 30, 2017
Audit Fees	$1,208,274	$1,192,695
Audit-Related Fees	0	5,000
Tax Fees	110,192	286,319
All Other Fees	1,780	1,780

Total	$1,320,246	$ 1,485,794

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees. Audit fees for the fiscal years ended December 29, 2018 and December 30, 2017 were for professional services rendered for the audits of our consolidated financial statements, and for the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees” including work performed around the new revenue recognition standard.

Tax Fees. Tax fees for the fiscal years ended December 29, 2018 and December 30, 2017 were for services relating to tax planning, tax preparation services, and tax advice.

All Other Fees. All other fees for the fiscal years ended December 29, 2018 and December 30, 2017 were for the annual subscription for the KPMG accounting research software.

The Audit Committee has considered and determined that the services provided by KPMG LLP are compatible with KPMG LLP maintaining its independence.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is pre-approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided by KPMG LLP to us during the fiscal years ended December 29, 2018 and December 30, 2017.

Shareholder Proposals

Proposals by shareholders to be presented at our annual meeting of shareholders to be held in 2020 must be received by us no later than December 7, 2019 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

In addition, shareholders are notified that the deadline for providing us timely notice of any shareholder proposal to be submitted outside of the process of Rule 14a-8 of the Exchange Act for consideration at our 2020 annual meeting of shareholders is not earlier than the close of business on January 21, 2020 and not later than the close of business on February 20, 2020. Any such notice must comply with our Amended and Restated By-laws, a copy of which may be obtained on our website located at www.dormanproducts.com and accessible via the “Investor Relations” page. As to all such matters for which we do not have notice on or prior to February 20, 2020, discretionary authority shall be granted to the persons designated in our proxy statement related to the 2020 annual meeting of shareholders to vote on such proposal.

Annual Report

A copy of our 2018 Annual Report to Shareholders, including our Form 10-K for the fiscal year ended December 29, 2018, is being furnished concurrently with this proxy statement at www.proxyvote.com. If you previously requested electronic or paper delivery, you will be sent the 2018 Annual Report to Shareholders on or about April 5, 2019.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, including the financial statements and financial statement schedules (except for exhibits), can also be obtained without charge by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary. We also make available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K, including all amendments thereto.

Solicitation of Proxies

We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers and nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers and nominees for their out-of-pocket and reasonable expenses.

Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $7,500 to $15,000 plus out-of-pocket expenses.

Other Matters

As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. However, the proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters to be presented at the annual meeting which we did not have notice on or prior to February 9, 2019; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

Householding

In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name shareholder contacts us either by calling (215) 712-5222 or by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary.

Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch
Thomas J. Knoblauch
Senior Vice President, General Counsel and
Assistant Secretary

Colmar, Pennsylvania

April 5, 2019

DORMAN PRODUCTS, INC.

ATTN: THOMAS J. KNOBLAUCH

3400 EAST WALNUT STREET

COLMAR, PA 18915

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 19, 2019 for shares held directly and by 11:59 P.M. ET on May 15, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 19, 2019 for shares held directly and by 11:59 P.M. ET on May 15, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E67363-P18174                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.             DETACH AND RETURN THIS PORTION ONLY

DORMAN PRODUCTS, INC.

The Board of Directors recommends you vote FOR all of the nominees listed below:

1. Election of Directors

Nominees:		For	Against	Abstain

1a. Steven L. Berman		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

1b. Kevin M. Olsen		☐	☐	☐	2. Advisory approval of the compensation of our named executive officers.		☐	☐	☐

1c. John J. Gavin		☐	☐	☐

3.  Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of our 2018 Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and the Proxy Statement related thereto.

							☐	☐	☐
1d. Paul R. Lederer		☐	☐	☐
1e. Richard T. Riley		☐	☐	☐
1f. Kelly A. Romano		☐	☐	☐
1g. G. Michael Stakias		☐	☐	☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

E67364-P18174

PROXY
DORMAN PRODUCTS, INC. 3400 EAST WALNUT STREET, COLMAR, PENNSYLVANIA 18915
ANNUAL MEETING OF SHAREHOLDERS – MAY 20, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael B. Kealey and Jeffrey L. Darby, and each of them, proxies with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dorman Products, Inc. (the “Company”) to be held on the 20th day of May, 2019, and at any postponements or adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust (the “Plan”), then the undersigned hereby authorizes and instructs the trustee of the Plan to vote all shares of the Company’s common stock allocated to the undersigned‘s Plan account at the aforesaid Annual Meeting and at any postponements or adjournments thereof, in accordance with the instructions on the reverse side hereof.

DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.

This proxy, when properly executed, will be voted as directed. Other than shares held in the Plan, if you return an executed proxy but do not specify how to vote, these shares will be voted as recommended by the Board of Directors. In the case of shares held in the Plan, all shares for which the trustee has not received timely direction shall be voted by the trustee in the same proportion as the shares for which the trustee received timely direction.

Continued and to be signed on reverse side